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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the	Filed by a Party other than the
Registrant ☒	Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GENERATION BIO CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GENERATION BIO CO.

301 Binney Street

Cambridge, MA 02142

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held June 4, 2025

You are cordially invited to attend the 2025 Annual Meeting of Stockholders, or the Annual Meeting, of Generation Bio Co., which is scheduled to be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern time. We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/GBIO2025. Further information about how to attend the Annual Meeting online, vote your shares during the meeting and submit questions during the meeting is included in the accompanying proxy statement.

Only stockholders who owned common stock at the close of business on April 7, 2025 can vote at the Annual Meeting or any adjournment or postponement that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.Election of three Class II directors to our board of directors, each to serve until the 2028 annual meeting of stockholders;

2.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;

4.

Adoption and approval of an amendment to our restated certificate of incorporation to effect a reverse stock split of our issued shares of common stock at a ratio within the range of not less than 1-for-10 and not greater than 1-for-30, without reducing the authorized number of shares of our common stock, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our board of directors, without further approval or authorization of our stockholders; and

5.Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information, including the nominees for directors, in the attached proxy statement. The board of directors recommends that you vote in favor of each of proposals one through four as outlined in the attached proxy statement.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April     , 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record on our books at the close of business on April 7, 2025, the record date for the Annual Meeting, and we will post our proxy materials on the websites referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the websites referenced in the Notice or may request to receive a printed set of our proxy materials. The Notice and websites provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, for the Annual Meeting and on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

•	Submit a Proxy over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
•	Submit a Proxy by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•

Submit a Proxy by Mail, if you received a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

•

Vote online during the Annual Meeting. The Annual Meeting will be a virtual only meeting, which can be accessed at www.virtualshareholdermeeting.com/GBIO2025. Stockholders will have the ability to attend the virtual meeting and vote online during the meeting.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee or custodian, you should receive instructions from the bank, broker or nominee or custodian that you must follow for your shares to be voted.

Beginning on May 23, 2025, a complete list of stockholders of record will be made available for examination by stockholders of record at our corporate headquarters at 301 Binney Street, Cambridge, MA 02142.

Whether or not you plan to attend the Annual Meeting online, we urge you to take the time to submit a proxy to vote your shares.

By order of the Board of Directors,

/s/ Geoff McDonough, M.D.
Geoff McDonough, M.D.
President and Chief Executive Officer

Cambridge, MA

April    , 2025

Generation Bio Co.

Proxy Statement

OTHER MATTERS	83

GENERATION BIO CO.

301 Binney Street

Cambridge, MA 02142

(617) 655-7500

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

to be held June 4, 2025

This proxy statement and the proxy card contain information about the Annual Meeting of Stockholders of Generation Bio Co., or the Annual Meeting, to be held on Wednesday, June 4, 2025 at 9:00 a.m. Eastern time. We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/GBIO2025. Further information about how to attend the Annual Meeting online, vote your shares during the meeting and submit questions during the meeting is included in this proxy statement.

The board of directors of Generation Bio Co. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Generation Bio,” “the company”, “our,” “we” or “us” refers to Generation Bio Co. and its wholly owned subsidiary. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 4, 2025:

This proxy statement and our 2024 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.proxyvote.com.

You may also access this proxy statement and our 2024 Annual Report to Stockholders on the

“Investor Center” section on our website, which is located at http://www.generationbio.com or on the SEC’s website at http://www.sec.gov.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or 2024 Annual Report, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Generation Bio Co., 301 Binney Street, Cambridge, MA 02142. The 2024 Annual Report is also available on the SEC’s website at http://www.sec.gov.

On or about April    , 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement, a proxy card and our 2024 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	Election of three Class II directors to our board of directors, each to serve until the 2028 annual meeting of stockholders;
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;
4.

Adoption and approval of an amendment to our restated certificate of incorporation to effect a reverse stock split of our issued shares of common stock at a ratio within the range of not less than 1-for-10 and not greater than 1-for-30, without reducing the authorized number of shares of our common stock, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our board of directors, without further approval or authorization of our stockholders; and

5.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first three items noted above.

Board of Directors Recommendations

Our board of directors unanimously recommends that you vote:

FOR the election of the three nominees to serve as Class II directors on our board of directors for a three-year term;

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

FOR the adoption and approval of an amendment to our restated certificate of incorporation to effect a reverse stock split.

Availability of Proxy Materials

The Notice regarding our proxy materials, which include this proxy statement and our 2024 Annual Report, is being mailed to stockholders beginning on or about April    , 2025. Our proxy materials are also available for viewing, printing and downloading on the Internet at http://www.proxyvote.com or on the SEC’s website at http://www.sec.gov.

Who Can Vote at the Annual Meeting

Only holders of our common stock as of the close of business on the record date of April 7, 2025, or the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the Record Date, there were 67,013,359 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. In this case, the Notice has been sent to you directly by us. You may submit a proxy to vote your shares by following the instructions contained in this proxy statement or in the Notice.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, broker or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, the Notice and voting instructions should have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Vote

If you are a stockholder of record, you have the right to vote your shares in one of two ways: either by submitting a proxy to vote your shares prior to the Annual Meeting or voting live online at the Annual Meeting. If you choose to submit a proxy to vote your shares prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you are a beneficial owner of shares held in “street name,” you can submit your voting instruction to vote your shares by following the instructions contained on the voting instruction card provided to you by the bank, broker or other nominee or custodian that holds your shares. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

•	By Telephone. You may submit a proxy to vote your shares by calling 1-800-690-6903. You will need to have your Notice or proxy card in hand when you call.
•

Via the Internet. You may submit a proxy to vote your shares via the Internet by accessing the website specified on the enclosed proxy card. You will need to have your Notice or proxy card in hand when you access the website.

•

By Mail. If you received a printed copy of the proxy materials, you may submit a proxy to vote your shares by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you.

•

Live online at the Annual Meeting. The Annual Meeting will be a virtual only meeting, which can be accessed at www.virtualshareholdermeeting.com/GBIO2025. Stockholders will have the ability to attend the virtual meeting and vote online during the meeting up until the closing of the polls.

Telephone and Internet voting for stockholders of record submitting a proxy to vote will be available up until 11:59 p.m. Eastern time on June 3, 2025 and mailed proxy cards must be received by June 3, 2025 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet proxies for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The Notice contains instructions on how to submit a proxy to vote your shares via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online during the Annual Meeting.

How Do I Ask Questions at the Annual Meeting?

Stockholders of the company as of the Record Date may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform, typing your question into the “Ask a Question” field, and clicking “Submit.” Our Annual Meeting will be governed by our Rules of Conduct which will be posted at www.virtualshareholdermeeting.com/GBIO2025 in advance of the meeting and which will include rules on permissible topics for stockholder questions and rules for how questions and comments will be recognized.

What if I Experience Technical Difficulties during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/GBIO2025 for assistance.

Shares Held in “Street Name” and Broker Non-Votes

If your shares are held in “street name,” your bank, broker or other nominee or custodian may under certain circumstances vote your shares even if you do not return voting instructions. Stock exchange rules permit brokers to vote customers’ shares on certain proposals for which they have received no voting instructions. Stock exchange rules, however, prohibit brokers from voting uninstructed shares in the case of election of directors, executive compensation matters and certain other matters. Of the matters to be voted on at the Annual Meeting, we expect the only proposals on which brokers will have discretionary voting authority are the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 (Proposal No. 2) and the adoption and approval of an amendment to our restated certificate of incorporation to effect a reverse stock split (Proposal No. 4).

Broker non-votes occur with respect to a matter when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have the discretionary authority to vote on that proposal and has not received voting instructions from you.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

For purposes of determining whether a quorum exists, we will count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented in person at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are broker non-votes.

Votes Required

Proposal 1 – Election of Directors

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting. This means that the three nominees receiving the highest number of “FOR” votes will be elected as Class II directors. Shares held in street name by a bank, broker or other nominee or custodian who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any director nominee and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 1. Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the vote results.

You may:

•	vote FOR all nominees;
•	vote FOR one or more nominees and WITHHOLD your vote from the other nominees; or
•	WITHHOLD your vote from all nominees.

Proposal 2 – Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by a bank, broker or other nominee or custodian in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your bank, broker or other nominee or custodian will have the discretionary authority to vote your shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares voting on Proposal 2. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 2.

Proposal 3 – Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Shares held in street name by a bank, broker or other nominee or custodian who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST Proposal 3 and will be treated as broker non-votes. If you vote to ABSTAIN on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 3. As a result, broker non-votes and voting to ABSTAIN will have no effect on the voting on Proposal 3.

Proposal 4 –Adoption and approval of an amendment to our restated certificate of incorporation to effect a reverse stock split

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by a bank, broker or other nominee or custodian in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your bank, broker or other nominee or custodian will have the discretionary authority to vote your shares on Proposal 4. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares voting on Proposal 4. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 4.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the Record Date. Votes submitted online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or submitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting online during the meeting; or

•	by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee or custodian holding your account. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, by following the instructions provided to you by the bank, broker or other nominee or custodian that holds your shares.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Householding

Some banks, brokers and other nominee or custodian record holders may be participating in the practice of “householding” proxy statements, annual reports, and notices of Internet availability of proxy materials. This means that only one copy of our documents, including the Notice, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request prior to May 21, 2025 to Broadridge Financial Solutions, Inc. at (1) www.proxyvote.com, (2) 1-800-579-1639 or (3) sendmaterial@proxyvote.com. If you want to receive separate copies of our proxy statements, annual reports, or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee or custodian record holder, or you may contact us at the above address and phone number.

PROPOSAL NO. 1—ELECTION OF THREE CLASS II DIRECTORS

Our board of directors currently consists of ten members. In accordance with the terms of our restated certificate of incorporation and our amended and restated bylaws, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

●	the Class II directors are Ron Cooper, Anthony Quinn, M.B. Ch.B., Ph.D., and Jason Rhodes, and their term expires at the Annual Meeting;
●	the Class III directors are Dannielle Appelhans, Gustav Christensen, Charles Rowland, and Catherine Stehman-Breen, M.D., and their term expires at the annual meeting of stockholders to be held in 2026 and
●	the Class I directors are Jeffrey Jonas, M.D., Geoff McDonough, M.D., and Donald Nicholson, Ph.D., and their term expires at the annual meeting to be held in 2027.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation and our amended and restated bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Ron Cooper, Anthony Quinn, M.B. Ch.B., Ph.D., and Jason Rhodes for election as Class II directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

We have no formal policy regarding board diversity, but our corporate governance guidelines provide that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and abilities to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will serve the best interests of the company and our stockholders through their reputation for integrity, honesty and adherence to high ethical standards; their demonstrated business acumen, experience, and ability to exercise sound judgment; their commitment to understanding the company and our industry; and their background, including prior experience and knowledge of the life sciences industry. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.

Nominees for Election as Class II Directors

Biographical information, including principal occupation and business experience during the last five years, for our nominees for election as Class II directors at our Annual Meeting is set forth below.

Age

Ron Cooper has served as a member of our board of directors since March 2021. He has served as the chief executive officer and a member of the board of directors of enGene Holdings, Inc., a clinical-stage genetic medicines company, since July 2024. Prior to this role, he served as the president and chief executive officer of Albireo Pharma, Inc., a clinical-stage pharmaceutical company, from July 2015 and a member of its board of directors from November 2016, both until its acquisition by Ipsen Biopharmaceuticals, Inc. in March 2023. Mr. Cooper has been a member of the board of directors of C4 Therapeutics, Inc., a clinical-stage biopharmaceutical company, since June 2024 and served on the board of directors of Genocea Biosciences, Inc., a biopharmaceutical company, from June 2016 to April 2021. Mr. Cooper earned his bachelor’s degree in chemistry and business administration from St. Francis Xavier University in Canada. We believe Mr. Cooper is qualified to serve on our board of directors based on his over 25 years of leadership positions in biopharmaceutical companies in several countries and his extensive experience in regulatory and business management in the life sciences industry.

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Anthony Quinn, M.B. Ch.B., Ph.D. has served as a member of our board of directors since December 2017. He has served as an honorary professor of molecular and clinical medicine at the University of Dundee in the United Kingdom since December 2022. Previously, Dr. Quinn served as president and chief executive officer and as a director of Aeglea BioTherapeutics, Inc., a biotechnology company, from July 2017 to August 2022. Prior to that, from October 2015 to July 2017, he worked as an independent consultant for his consulting firm, IDBioPharm Consulting LLC. From August 2009 to June 2015, Dr. Quinn served as head of research and development and chief medical officer at Synageva BioPharma Corp., a biotechnology company, from August 2009 until its acquisition by Alexion Pharmaceuticals, Inc., a pharmaceutical company, in June 2015. Prior to that, Dr. Quinn was vice president and global head of research and exploratory development for inflammation at F. Hoffmann-La Roche AG. Dr. Quinn previously served on the board of directors of Kaleido BioSciences, Inc., a clinical-stage healthcare company, from February 2016 to June 2022. Dr. Quinn received his Bachelor of Medical Sciences in general pathology, his M.B. Ch.B. (M.D.) from the University of Dundee, UK, and his Ph.D. in cancer research from the University of Newcastle in Tyne, UK. We believe Dr. Quinn is qualified to serve on our board of directors based on his extensive leadership experience in the life sciences industry and his expertise in clinical medicine and drug development, which includes the development of therapeutics for inflammatory conditions and rare diseases.

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Jason Rhodes has served as the chairman of our board of directors since October 2017 and served as our founding chief executive officer from October 2016 to October 2017. He has been a partner at Atlas Venture, a venture capital firm, since 2014. He has been a member and chairman of the board of directors of Dyne Therapeutics, Inc., a biotechnology company, since December 2017 and November 2018, respectively, and previously served as a member of the boards of directors of Replimune Group, Inc., a biotechnology company, from September 2015 until June 2022, Gemini Therapeutics, Inc., a clinical-stage precision medicine company, from April 2016 until its acquisition by Disc Medicine, Inc. in December 2022 and Bicycle Therapeutics plc, a clinical-stage biopharmaceutical company, from January 2015 until May 2019. Mr. Rhodes also serves on the boards of several private companies, including Rectify Pharmaceuticals, Inc., a biotechnology company, Be Biopharma, Inc., a biopharmaceutical company, K36 Therapeutics, Inc., a biotechnology company, and Accent Therapeutics, Inc., a biotechnology company, and previously served on the board of directors of Disarm Therapeutics, Inc, a biotechnology company acquired by Eli Lilly and Company, and Third Harmonic Bio, Inc., a clinical stage biopharmaceutical company. Mr. Rhodes earned a B.A. from Yale University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Rhodes is qualified to serve on our board of directors based on his extensive knowledge of our company based on his role as the founding chief executive officer, as well as his extensive leadership experience, his biotechnology company board experience and his experience investing in life science companies.

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The board of directors recommends voting “FOR” the election of Ron Cooper, Anthony Quinn, M.B. Ch.B., Ph.D., and Jason Rhodes as Class II directors for a three-year term ending at the annual meeting of stockholders to be held in 2028.

Any properly submitted proxy will be voted in favor of the nominees unless a contrary specification is made in the proxy.

Directors Continuing in Office

Biographical information, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class III Directors (Term Expires at 2026 Annual Meeting)

Age

Dannielle Appelhans has served as a member of our board of directors since July 2022. Ms. Appelhans has served as the chief executive officer and a member of the board of directors of COUR Pharmaceuticals Development Company, Inc., a clinical-stage biotechnology company, since September 2024 and previously as its chief operating officer from July 2023 to August 2024. Previously, she served as the chief executive officer of Rubius Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2022 until its dissolution in March 2023 and as its chief operating officer from August 2021 to October 2022. Prior to that, Ms. Appelhans served as the senior vice president technical operations and chief technical officer of gene therapies at Novartis Pharmaceuticals Corporation, a pharmaceutical company, from January 2020 to August 2021, senior vice president, global head of supply chain management from June 2018 to January 2020, vice president, global head strategy and operational excellence from October 2017 to June 2018, and global head operations management and executive director from July 2016 to September 2017. Ms. Appelhans earned her B.S. in mechanical engineering from the University of Michigan, her M.Sc. in mechanical engineering from Massachusetts Institute of Technology’s School of Engineering and her M.B.A. from Massachusetts Institute of Technology’s Sloan School of Management. We believe that Ms. Appelhans is qualified to serve on our board of directors due to her extensive business experience in the life sciences industry, in corporate strategy and in pharmaceutical operations.

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Gustav Christensen has served as a member of our board of directors since December 2017. Mr. Christensen served as the chairman of the board of directors of Morphic Holding, Inc., a biopharmaceutical company, from April 2016 to August 2024. Previously, Mr. Christensen served at Dyax Corp., a biopharmaceutical company, as its executive vice president from April 2007 to December 2007 and its president and chief executive officer and director from January 2008 to February 2016. Mr. Christensen earned his M.Sc. in Economics from the University of Aarhus (Denmark) and his M.B.A. from Harvard Business School. We believe that Mr. Christensen is qualified to serve on our board of directors due to his extensive leadership and business experience in the life sciences industry and in the commercialization of pharmaceutical products.

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Charles Rowland has served as a member of our board of directors since July 2018. Mr. Rowland served as chief executive officer and director of Aurinia Pharmaceuticals Inc., a biopharmaceutical company, from January 2014 to February 2017. Mr. Rowland has served as a member of the board of directors of Viking Therapeutics, Inc., a clinical-stage biopharmaceutical company, since July 2016. Mr. Rowland previously served on the boards of directors of Blueprint Medicines Corporation, a global precision therapy company, from March 2015 until April 2022, Orchard Therapeutics plc, a gene therapy company, from June 2018 until January 2024, and Nabriva Therapeutics plc, a commercial-stage biopharmaceutical company, from January 2015 to December 2024. Mr. Rowland earned his B.S. from Saint Joseph’s University and his M.B.A. from Rutgers University. We believe that Mr. Rowland is qualified to serve on our board of directors due to his extensive experience in pharmaceutical operations and in finance and accounting.

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Catherine Stehman-Breen, M.D. has served as a member of our board of directors since December 2017. Dr. Stehman-Breen served as the chief executive officer and a member of the board of directors of Chroma Medicine, Inc., a biotechnology company, from December 2020 until its merger with Nvelop Therapeutic, Inc. to form nChroma Bio, Inc. in December 2024. Previously, Dr. Stehman-Breen served as the chief development officer of Obsidian Therapeutics, Inc., a biotechnology company, from July 2019 to December 2020, and as an entrepreneur-in-residence at Atlas Ventures, serving as chief medical officer of both Dyne Therapeutics, Inc., a biotechnology company, from March 2018 to July 2019 and Disarm Therapeutics, Inc., a biotechnology company, from April 2018 to July 2019. Dr. Stehman-Breen also served as chief medical officer of Sarepta Therapeutics, Inc., a biopharmaceutical company, from April 2017 to December 2017. Prior to that, Dr. Stehman-Breen served as vice president, clinical development and regulatory affairs at Regeneron Pharmaceuticals, Inc., a biotechnology company, initially as head, pain therapeutic area, and subsequently as head, clinical project management and operations from January 2015 to March 2017. She has also served on the boards of directors of Dyne Therapeutics, Inc. since June 2019 and Tenaya Therapeutics, Inc., a biotechnology company, since June 2020. Dr. Stehman-Breen earned her B.A. in biology and psychology from Colby College, her M.Sc. degree in epidemiology from the University of Washington, where she also conducted her residency and fellowship training, and her M.D. from the University of Chicago. We believe Dr. Stehman-Breen is qualified to serve on our board of directors based on her extensive leadership experience and her experience with clinical development and regulatory matters, and in the life science industry.

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Class I Directors (Term Expires at 2027 Annual Meeting)

Age

Jeffrey Jonas, M.D. has served as a member of our board of directors since May 2018. Dr. Jonas has served as a partner at Cure Ventures, a life sciences venture capital firm, since January 2024. From November 2022 until September 2023, Dr. Jonas served as the chief executive officer of ABio-X, a Boston-based biotechnology incubator. He served as a member of the board of directors of Sage Therapeutics, Inc., or Sage, a biopharmaceutical company, from August 2013 to December 2024 and as a member of the board of directors of Karuna Pharmaceuticals, Inc., a biopharmaceutical company, from October 2018 until its acquisition by Bristol Myers Squibb in December 2023. Previously, Dr. Jonas served as the chief innovation officer of Sage, from December 2020 to November 2022 and as the chief executive officer and president of Sage from August 2013 to December 2020. Dr. Jonas has served as non-executive chair of the board of directors at Noema Pharma AG, a private biotechnology company, since October 2021 and as a director and chair of the board of directors of Kenai Therapeutics, a private biotechnology company, since February 2024. Dr. Jonas earned his B.A. from Amherst College and M.D. from Harvard Medical School. He completed a residency in psychiatry at Harvard Medical School, and he served as chief resident in psychopharmacology at McLean Hospital, Harvard Medical School. We believe Dr. Jonas is qualified to serve on our board of directors based on his extensive leadership experience and his experience with clinical development and regulatory matters, and in the life science industry.

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Geoff McDonough, M.D. has served as our president and chief executive officer and as a member of our board of directors since October 2017. Previously, Dr. McDonough served as president and chief executive officer of Swedish Orphan Biovitrum AB, a biopharmaceutical company, from August 2011 until May 2017. Dr. McDonough has served on the board of directors of Third Harmonic Bio, Inc., a biopharmaceutical company, since March 2024, and previously served on the boards of directors of Surface Oncology, Inc., a biotechnology company, from February 2018 until March 2022, Zafgen, Inc., a biopharmaceutical company, from September 2015 until May 2020 and PTC Therapeutics, Inc., a biopharmaceutical company, from September 2012 until September 2017. Dr. McDonough earned his Bachelor of Science in biology and his Bachelor of Arts in philosophy, both summa cum laude, from University of North Carolina at Chapel Hill. Dr. McDonough earned his M.D. at Harvard Medical School and completed his residency training in internal medicine and pediatrics at Massachusetts General Hospital and Boston Children’s Hospital. We believe that Dr. McDonough’s extensive leadership experience in the life sciences industry and his extensive knowledge of our company based on his role as our president and chief executive officer qualify him to serve as a member of our board of directors.

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Donald Nicholson, Ph.D. has served as a member of our board of directors since December 2017. He has been a member of the board of directors of Disc Medicine, Inc. (f/k/a Gemini Therapeutics, Inc.), a clinical-stage biopharmaceutical company, since April 2019 and previously served as a member of the board of directors of Kymera Therapeutics, Inc., a biopharmaceutical company, from November 2017 to November 2022. Dr. Nicholson has also served as a member of the boards of several private companies, including Jnana Therapeutics Inc., a clinical-stage biopharmaceutical company, since February 2019, NodThera Inc., a clinical-stage biotechnology company, since April 2019, Muna Therapeutics, a biopharmaceutical company, since September 2021, and Matchpoint Therapeutics, Inc., a biopharmaceutical company, since November 2022. Dr. Nicholson served as chief executive officer of Nimbus Therapeutics, Inc., a biotechnology company, from August 2014 to October 2018. Prior to that, Dr. Nicholson spent 25 years at Merck & Co., Inc., a pharmaceutical company, in various leadership, strategic and operational roles. Dr. Nicholson earned his B.S. with honors in biochemistry and his doctorate in biochemistry from the University of Western Ontario and trained as a Medical Research Council postdoctoral fellow at the University of Munich in Germany. We believe Dr. Nicholson’s extensive experience in both scientific and management roles in the life sciences industry qualifies him to serve on our board of directors.

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There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors or executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

Executive Officers Who Are Not Directors

Biographical information for our executive officers who are not directors is listed below.	Age

Kevin Conway has served as our chief financial officer and treasurer since January 2025. Previously, Mr. Conway served as our vice president, finance, from March 2022 to January 2025, our senior director, corporate controller, from April 2021 to March 2022, our corporate controller from April 2020 to April 2021 and our assistant corporate controller from July 2019 to April 2020. Prior to joining us, Mr. Conway served as the assistant controller at Solid Biosciences Inc., a life sciences company, from August 2018 to July 2019. Mr. Conway received his B.S. in communications from Ithaca College and his M.S. in accounting from the University of Massachusetts, Boston. Mr. Conway is a Certified Public Accountant in the state of Massachusetts.

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Yalonda Howze, J.D. has served as our chief legal officer and corporate secretary since April 2023. Previously, Ms. Howze served as executive vice president, chief legal officer and compliance officer at Codiak Biosciences, Inc., a biotechnology company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in March 2023, from July 2020 to until April 2023. From November 2007 to July 2020, Ms. Howze served as a partner at Mintz Levin PC, where she managed transactional and litigation matters. Ms. Howze received a B.A. in French from the University of Michigan, an M. Div. from the Harvard University School of Divinity and a J.D. from the University of Virginia School of Law.

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Antionette Paone, M.S., M.B.A. has served as our chief operating officer since February 2022. Previously, Ms. Paone served as our senior vice president, regulatory and quality from February 2020 to February 2022 and our vice president, regulatory affairs from October 2018 to February 2020. Prior to joining us, Ms. Paone served at Vertex Pharmaceuticals, Inc., a biopharmaceutical company, as its vice president of global regulatory affairs from October 2013 to September 2017 and its head of regulatory affairs CMC from October 2011 to September 2013. Ms. Paone received her B.S. degree in chemistry at Fordham University, her M.S. degree in organic chemistry at Yale University and her M.B.A. from Bentley College.

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Phillip Samayoa, Ph.D. has served as our chief scientific officer since January 2025. Previously, Dr. Samayoa served as our chief strategy officer from September 2022 to January 2025, our senior vice president, head of corporate development, from April 2021 to September 2022, our vice president, strategy and portfolio development from December 2018 to April 2021 and our senior director, strategy and portfolio development from December 2017 to December 2018. Prior to joining us, Dr. Samayoa served as a principal at Atlas Ventures, a venture capital firm. Dr. Samayoa received dual B.S. degrees in biological engineering and physics from the Massachusetts Institute of Technology and his Ph.D. in bioinformatics and systems biology from the University of California, San Diego.

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PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, our board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2024 and 2023.

	2024	2023
Audit fees (1)	$704,230	$935,652
Tax fees (2)	40,000	124,193
All other fees (3)	2,000	2,000
Total fees	$746,230	$1,061,845

(1)Audit fees consist of fees for the audit of our annual financial statements, the review of interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with any registration statements filed with the SEC. Included in the 2024 and 2023 audit fees are fees billed in connection with accounting consultations, and included in the 2023 audit fees are fees billed in connection with our “at-the-market” offering program.

(2)Tax fees consist of fees for procedures completed in connection with the Collaboration and License Agreement we entered into with ModernaTX, Inc., or Moderna, in 2023, an evaluation of the employee retention credit in 2024 and 2023, and fees paid in 2023 for procedures completed in connection with an ownership change study in 2022.

(3)	All other fees consist of fees in connection with access to the Ernst & Young LLP online accounting research and disclosures database.

The aggregate fees included in audit fees, tax fees and all other fees are those fees billed for the fiscal year.

Audit Committee Pre-Approval Policy and Procedures

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.

During our 2024 and 2023 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Any properly submitted proxy will be voted in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 unless a contrary specification is made in the proxy.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of our audit committee is to assist our board of directors’ oversight of our accounting and financial reporting processes and the audits of our consolidated financial statements, as is more fully described in the audit committee charter. In the performance of its oversight function, our audit committee has reviewed our audited financial statements for the year ended December 31, 2024 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.

Our audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.

In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our consolidated financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

By the audit committee of the board of directors of Generation Bio Co.

Charles Rowland, Chairman

Gustav Christensen

Anthony Quinn, M.B. Ch.B., Ph.D.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our management team, the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•	Nominees’ background, including prior experience and knowledge of the life sciences industry, should be considered.
•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee has used, and may use, a third-party search firm in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates. In April 2025, our board of directors undertook a review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. McDonough, is an “independent director” as defined under Nasdaq Listing Rules. Dr. McDonough is not an independent director under these rules because he is our president and chief executive officer. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our board of directors has established an audit committee, a talent committee, and a nominating and corporate governance committee. The talent committee serves as the compensation committee of our board. Each of the audit committee, talent committee, and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, talent committee, and the nominating and corporate governance committee is posted under the heading of “Governance” in the “Investor Center” section on our website, which is located at http://www.generationbio.com.

The following table provides membership information for the current composition of our audit committee, talent committee and nominating and corporate governance committee:

Name	Audit Committee	Talent Committee	Nominating and Corporate Governance Committee
Dannielle Appelhans			X
Gustav Christensen	X
Ron Cooper			X (Chair)
Jeffrey Jonas, M.D.			X
Donald Nicholson, Ph.D.		X
Anthony Quinn, M.B. Ch.B., Ph.D.	X
Jason Rhodes		X (Chair)
Charles Rowland	X (Chair)
Catherine Stehman-Breen, M.D.		X

Number of meetings held in 2024	5	4	2

Audit Committee

The members of our audit committee are Charles Rowland, Gustav Christensen and Anthony Quinn, and Charles Rowland is the chair of the audit committee. Our board of directors has determined that each of Mr. Rowland, Mr. Christensen and Dr. Quinn is independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors has determined that Mr. Rowland is an “audit committee financial expert” as defined in applicable SEC rules. Our board of directors believes that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. The audit committee met five times during the year ended December 31, 2024, including virtual meetings. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, assessing the independence of and evaluating the performance of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including reviewing the scope of any prospective audits and through the receipt and consideration of reports from that firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	monitoring our procedures and controls over information technology, including privacy and cybersecurity;
•	overseeing our internal audit function;
•	overseeing our risk assessment and risk management policies;
•	evaluating our financial management personnel;
•	reviewing, at least annually, the capabilities and organization of our finance and information technology functions;
•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our registered public accounting firm must be approved in advance by our audit committee.

Talent Committee

The members of our talent committee are Jason Rhodes, Donald Nicholson and Catherine Stehman-Breen, and Jason Rhodes is the chair of the talent committee. Our board of directors has determined that each of Mr. Rhodes, Dr. Nicholson and Dr. Stehman-Breen is independent within the meaning of Rule 10C-1 under the Exchange Act. Our talent committee assists our board of directors in the discharge of its responsibilities relating to the talent and compensation practices of the company, including compensation of our executive officers. The talent committee met four times during the year ended December 31, 2024, including virtual meetings. Our talent committee’s responsibilities include:

•	reviewing and providing recommendations regarding our talent strategy to enable exceptional leadership, rich talent throughout the organization and a highly ethical learning culture;
•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	implementing or revising any compensation recovery or “clawback” policies;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•	preparing the compensation committee report if and to the extent then required by SEC rules.

The talent committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the talent committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in talent committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the talent committee regarding the compensation for such officer or any immediate family member of such officer. The charter of the talent committee grants the talent committee full access to all of our books, records, facilities, and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants, and other external resources that the talent committee considers necessary or appropriate in the performance of its duties. In particular, the talent committee may, in its sole discretion, retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The talent committee engaged Compensia, Inc. as its compensation consultant during 2024. Our talent committee evaluated Compensia’s relationship with the company, the members of our board of directors and our executive officers consistent with Nasdaq listing standards and based on the committee’s evaluation, the talent committee has determined that no conflicts of interest existed or exist between the company and Compensia.

Our talent committee reviews all compensation components including base salary, annual cash incentives, long-term incentive awards and other perquisites, as well as severance arrangements, change-in-control benefits and other forms of executive officer compensation. Our talent committee also administers our compensation recovery policy, which was approved by our board of directors in 2023. In addition, the talent committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The talent committee also makes recommendations to our board of directors regarding the compensation of non-employee directors and has the authority to administer our equity-based plans.

Under its charter, the talent committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. As permitted by our 2020 Stock Incentive Plan, or the 2020 Plan, the talent committee has delegated to our Chief Executive Officer and our Chief Financial Officer the authority to approve grants of equity awards to new hire employees who are not members of the company’s leadership team and in connection with promotions or recognition grants for existing employees who are not members of the company’s leadership team, subject to certain limitations for each level of employment and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority.

Talent Committee Interlocks and Insider Participation

During 2024, the members of our talent committee were Jason Rhodes, Donald Nicholson and Catherine Stehman-Breen and none of them was an officer or employee of our company. None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of our talent committee. Except as set forth under “Transactions with Related Persons,” none of the members of the talent committee (or his or her immediate family members) has a direct or indirect material interest in a transaction with the company involving more than $120,000.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Ron Cooper, Dannielle Appelhans and Jeffrey Jonas, and Ron Cooper is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee met two times during the year ended December 31, 2024, including virtual meetings. Our nominating and corporate governance committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our board with respect to our board leadership structure;
•	developing and recommending to our board of directors corporate governance principles; and
•	overseeing a periodic evaluation of our board of directors.

Board and Committee Meetings Attendance

The full board of directors met five times during the year ended December 31, 2024, including virtual meetings. During 2024, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. A majority of the members of our board of directors attended the 2024 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted under the heading “Governance” on the Investor Center section of our website, which is located at http://www.generationbio.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of our company;
•	except as required by Nasdaq rules, a majority of the members of our board must be independent directors;
•	the independent directors meet in executive session at least twice a year;
•	directors have full and free access to our officers and employees and, as necessary, independent advisors; and
•	our nominating and corporate governance committee will oversee annual self-evaluations of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Governance” on the Investor Center section of our website, which is located at http://www.generationbio.com.

Board Leadership Structure and Board’s Role in Risk Oversight

Our corporate governance guidelines provide that the roles of chairman of the board and chief executive officer may be separated or combined. Our board of directors has considered its leadership structure and determined that, at this time, the roles of chairman of the board of directors and chief executive officer should be separate. Separating the chairman and the chief executive officer positions allows our chief executive officer, Dr. McDonough, to focus on running the business, while allowing our chairman of the board of directors, Mr. Rhodes, to lead our board in its fundamental role of providing advice to and oversight of management. As our board of directors has determined that each of our directors other than Dr. McDonough is independent, our board of directors believes that the independent directors provide effective oversight of management. Our board of directors believes that its leadership structure is appropriate because it strikes an effective balance between strategic development and independent leadership and management oversight in the board process. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our 2024 Annual Report. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board of directors oversees our risk management processes directly and through its committees. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Our board of directors satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Management reviews and updates detailed assessments of our enterprise risks at least annually, as well as the steps being taken or proposed to be taken in order to mitigate such risks, and such information is presented to our board of directors annually or more frequently if warranted. This enables our board of directors to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee may have responsibility.

Our audit committee oversees risk management activities related to financial reporting, accounting controls, internal audit functions, our independent accounting firm, related-party transactions, whistleblower reporting and information technology controls and legal and compliance risks, as well as cybersecurity risks. Our talent committee oversees risk management activities relating to our compensation policies and practices, executive performance, non-employee director compensation and management succession planning. Our nominating and corporate governance committee oversees risk management activities relating to board composition and effectiveness, and corporate governance policies and practices. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Corporate Social Responsibility

We believe that we have a corporate social responsibility to provide equal employment opportunities for all current and potential employees, foster a just workplace environment and to have a positive impact on our employees and the communities in which we work and live. We believe our success largely depends on our ability to attract, motivate, engage, and retain highly skilled employees. We believe programs that cultivate our culture encourage leadership growth and development, and foster robust relationships among employees and management, which, combined with providing competitive compensation and benefits, may create a workplace that results in more creative thinking, more rapid discovery and better decision making.

Justice, Equity and Belonging

We have created a framework that embodies our holistic commitment to justice, equity and belonging to empower everyone at our company to practice and embed this commitment. As we continue to grow as an organization, we remain dedicated to cultivating a culture that respects the worth, dignity, and equality of every individual in our organization. We strive to ensure that our policies, processes, and programs are impartial, fair, and support equality for every individual at our company. We believe belonging requires equal opportunities, as well as actively enabling everyone to be visible, heard and engaged in our community. We believe that a core strength of our company is the broad spectrum of employees who bring their mix of backgrounds, skillsets, experiences, and ideas together in an open and supportive atmosphere, which fosters collaboration.

Growth and Development

We believe it is important to invest in our employees’ personal and career growth. Our leadership model provides a framework for employees and managers to reflect upon and support developing their capabilities and competencies. As part of our people practices, employees and their managers hold quarterly dialogues and development conversations to define development goals and corresponding action plans. We aim to provide employees with access to a wide range of development opportunities. For example, managers participate in a comprehensive, longitudinal, cohort-based learning experience to further build their capabilities and effectiveness as managers. We also offer internal leadership development sessions as well as provide our employees with reimbursement for external training programs that are related to their current work or career development. Our goal is to ensure that our employees have the skills necessary to meet their current responsibilities optimally, as well as develop new skills that they may need in the future.

Compensation and Benefits

We offer a comprehensive compensation and benefits package, which includes a competitive salary, medical, dental, and vision insurance, medical and dependent flexible spending accounts, life and disability insurance, and a 401(k) match. In addition, employees receive equity in the company upon the start of their employment and on an annual basis, and can also participate in our employee stock purchase plan. To ensure that our employees are paid competitively and at a rate consistent with an employee’s position, knowledge and skills, we regularly perform a formal compensation benchmark analysis of our employees’ base salary, annual cash incentive potential, and long-term incentive awards and link annual cash incentives to overall company performance. Additionally, we perform a gender pay gap analysis designed to ensure that women are paid equally to their male counterparts.

We also have a tuition reimbursement program, offer tutor assistance, and provide programs that focus on our employee’s engagement and well-being, including access to our employee assistance program and company-sponsored, employee-led clubs and teams.

Our Community

We take our responsibility as a member of our local community seriously. Our outreach team guides our strategy and approach for community engagement and partnering with various non-profit organizations. For example, we are involved with several non-profit organizations, such as Project Onramp, Biomedical Science Careers, and Life Science Cares, that seek to increase the representation of underrepresented minority and disadvantaged individuals in the scientific and medical community. Our involvement includes providing company donations, providing internship and mentorship opportunities, and encouraging our employees to volunteer at various events and activities. We also participate in Northeastern University’s cooperative education program to provide full-time work to students so they may gain valuable industry skills and broaden their perspectives.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Generation Bio Co.

301 Binney Street

Cambridge, MA 02142

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board (if one is appointed and is an independent director), the lead director (if one is appointed) or otherwise the chairman of the nominating and corporate governance committee, subject to the advice and assistance of counsel, consider to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

DIRECTOR COMPENSATION

The table below shows all compensation to our non-employee directors during the year ended December 31, 2024.

	Fees Earned or	Option
Name	Paid in Cash ($)	Awards ($)(1)	Total ($)
Dannielle Appelhans	44,000	166,476	210,476
Gustav Christensen	47,500	166,476	213,976
Ron Cooper	48,000	166,476	214,476
Jeffrey Jonas, M.D.	44,000	166,476	210,476
Donald Nicholson, Ph.D.	47,500	166,476	213,976
Anthony Quinn, M.B. Ch.B., Ph.D.	47,500	166,476	213,976
Jason Rhodes	85,000	166,476	251,476
Charles Rowland	55,000	166,476	221,476
Catherine Stehman-Breen, M.D.	47,500	166,476	213,976

(1)	Amounts shown reflect the aggregate grant date fair value of stock options awarded in the applicable fiscal year, calculated in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718. For information regarding assumptions underlying the value of equity awards, see Note 10 to our audited consolidated financial statements to our financial statements included in our 2024 Annual Report. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the non-employee director upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. As of December 31, 2024, the aggregate number of shares of our common stock subject to outstanding option awards for each non-employee director was as follows: Ms. Appelhans, 123,400 shares, Mr. Christensen, 171,200 shares; Mr. Cooper 134,200 shares; Dr. Jonas, 213,661 shares; Dr. Nicholson, 171,200 shares; Dr. Quinn, 171,200 shares; Mr. Rhodes, 171,200 shares; Mr. Rowland 213,661 shares; and Dr. Stehman-Breen, 171,200 shares.

During 2024, we did not provide any compensation to Geoff McDonough, our President and Chief Executive Officer, for his service as a director. Dr. McDonough’s compensation is set forth under “Executive Compensation—Summary Compensation Table.”

Non-Employee Director Compensation Program

Our non-employee directors receive annual equity grants pursuant to our director compensation program on or around the date of our Annual Meeting. In March 2024, our board of directors amended our director compensation program, effective as of April 1, 2024, to increase the equity compensation our directors receive. Under the 2024 amended program, each newly-elected non-employee director receives, upon his or her initial election or appointment to our board of directors, an option to purchase 60,000 shares of our common stock under the 2020 Plan, which vests with respect to 1/36 of the shares at the end of each successive month following the grant date until the third anniversary of the grant date. Further, on the date of each annual meeting of stockholders, each non-employee director that served on our board of directors for at least six months receives, under the 2020 Plan, an option to purchase 30,000 shares of our common stock under the 2020 Plan, which vests with respect to 100% of the shares on the earlier of the first anniversary of the grant date and the date of the annual meeting of stockholders in the year immediately following the year in which the option was granted. All options granted to our non-employee directors under our amended director compensation program will be granted at exercise prices equal to the fair market value of our common stock on the date of grant and will have a term of ten years.

The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

		Additional
	Member	Chair
	Annual Fee ($)	Annual Fee ($)
Board of Directors	40,000	30,000
Audit Committee	7,500	7,500
Talent Committee	7,500	7,500
Nominating and Corporate Governance Committee	4,000	4,000

The fees paid to non-employee directors are paid in arrears and are prorated for the number of days in which our non-employee directors serve on our board of directors or any committee of our board of directors. We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our talent committee is responsible for reviewing and approving, or recommending for approval by the board of directors, the compensation of our executive officers, including our named executive officers, or NEOs, including salary, annual cash incentives and long-term incentive awards, severance arrangements, change in control benefits and other forms of compensation. At our 2024 annual meeting of stockholders, our stockholders approved an advisory (non-binding) vote on named executive officer compensation by a significant majority. This section discusses the philosophy, programs, processes, decisions, and other relevant information with respect to the compensation of our NEOs.

Our NEOs for the year ended December 31, 2024 were:

Name	Position(s) as of January 31, 2025
Geoff McDonough, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)
Matthew Norkunas, M.D., M.B.A. (1)	Former Chief Financial Officer (Former Principal Financial Officer and Former Principal Accounting Officer)
Antoinette Paone	Chief Operating Officer
Phillip Samayoa, Ph.D. (2)	Chief Scientific Officer
Matthew Stanton, Ph.D. (3)	Former Chief Scientific Officer

(1)Dr. Norkunas served as our Chief Financial Officer from July 2020 until his departure from the company in January 2025.

(2)Dr. Samayoa served as our Chief Strategy Officer from September 2022 to January 2025 and was elected as our Chief Scientific Officer in January 2025 following Dr. Stanton’s departure.

(3)Dr. Stanton served as our Chief Scientific Officer from May 2019 until his departure from the company in January 2025.

Company Background

We are a biotechnology company working to change what’s possible for people living with T cell-driven autoimmune diseases. Our strategy is to discover, develop, and commercialize redosable therapeutics that reprogram T cells in vivo to reduce or eliminate the production and persistence of autoreactive T cells, which erroneously recognize and attack the body’s own tissues, causing autoimmune disease. We are leveraging our cell-targeted lipid nanoparticle, or ctLNP, to selectively deliver small interfering RNA, or siRNA, to T cells, and we believe that the combination of selective delivery and an intracellular, genetically precise mechanism of target engagement unlocks a series of high-value historically undruggable disease-driving genes in autoimmunity.

Business Environment and Performance

As a preclinical stage biotechnology company headquartered in Cambridge, Massachusetts, we operate in a highly competitive environment for talent. We recognize that, to be successful, we need to recruit, motivate and retain executives that have excellent scientific, business and functional expertise, broad experience in the biotechnology industry, and the capability to produce desired strategic and operational results. Accordingly, our executive officers’ compensation accounts for the individual’s expertise and experience, the company achieving its objectives for the year, and the need to incentivize long-term company success. This approach to executive compensation is aligned with the interests of our stockholders because it is designed to ensure that we attract, motivate and retain key leaders while incentivizing each individual to deliver optimal results for the company.

Executive Leadership Changes

In January 2025, we entered into separation and release agreements with each of Dr. Norkunas and Dr. Stanton for their departure as our Chief Financial Officer and Chief Scientific Officer, respectively. Following their departure, Mr. Conway was elected as our Chief Financial Officer and Dr. Samayoa as our Chief Scientific Officer.

Compensation Philosophy and Process

The goals of our compensation programs are to pay for performance and ensure that the interests of our employees, including our NEOs, are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to each of our NEOs is fair, reasonable, and competitive. Within this overarching principle, there are a number of key objectives that the compensation program is designed to achieve.

Overarching Philosophy:	Pay for Performance
Key Objectives:	Attract and retain qualified executive talent to support our mission, vision, and business objectives	Motivate individuals to achieve our mission, vision, and business objectives	Foster a workplace that provides equal employment opportunities	Align the interests of our NEOs with our stockholders

To attract, motivate, and retain qualified executives, we seek to pay our NEOs compensation that is competitive within our industry. To understand the competitive market for NEO compensation in our industry, the talent committee engages an independent compensation consultant to perform market assessment exercises and benchmarking biannually. We aim to target the 50th percentile of our peer group for each compensation element for our NEOs. In addition, the talent committee also considers other criteria when assessing NEO compensation, such as his or her experience, contributions, role, and potential.

Role of the Talent Committee. The talent committee is responsible for establishing and overseeing our executive compensation program. Our talent committee typically reviews and discusses with management, including our Chief Executive Officer (other than with respect to his compensation), proposed compensation for all NEOs and then, after further consideration of the information regarding market practices and trends provided by its compensation consultant, the talent committee may make a recommendation to our board of directors about the compensation of each NEO or approve such compensation as a committee.

Role of our Chief Executive Officer. Our Chief Executive Officer evaluates and reviews with the talent committee the individual performance and contributions of each of the other NEOs and makes recommendations to the talent committee regarding base salary, annual cash incentives and long-term incentive awards for each of the other NEOs. The talent committee reviews and considers such recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the NEOs. Our Chief Executive Officer, in consultation with other members of our management team, also recommends the corporate performance objectives that are reviewed and approved by the talent committee and the board of directors and used to determine annual cash incentive amounts.

Role of our Independent Compensation Consultant. Pursuant to its charter, the talent committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Our talent committee assessed our directors’ and executive officers’ compensation relative to comparable companies to determine base salaries and target bonus percentages for 2024 based on advice and information provided by Compensia, who has acted as the talent committee’s independent compensation consultant since April 2022. Our executive compensation benchmarking also included online survey data provided by Aon plc (formerly known as Radford), representing publicly-traded life science companies with market capitalization similar to us and that are in a stage of development generally comparable to ours.

Factors in Setting Compensation. The talent committee reviews NEO compensation biannually. As part of its biannual reviews, the talent committee evaluates our compensation program and arrangements for our NEOs based on a number of factors, including:

Internal Factors	External Factors

•  Compensation philosophy and objectives

•  Company goals and objectives

•  Historical company performance and company outlook

•  Individual NEO roles and profiles

•  Individual performance and contributions

•  Current pay data for NEOs

• Peer group information and data • Broader industry-specific information and data • Compensation committee experience • Market dynamics

An important external factor in making compensation decisions is our compensation peer group, which is determined annually. The talent committee considers a select number of key inputs, summarized below, to determine the companies to be included in the peer group on an annual basis. The compensation data from the peer group provide a benchmark for market-competitive base salaries, short- and long-term incentive targets, and estimated total direct compensation.

The talent committee, with the advice of Compensia, used the following screening criteria to determine the group of companies to be in the peer group that was used in setting 2024 compensation:

•	companies operating in the biotechnology and biopharmaceutical industries, specifically those operating in a similar, though not necessarily identical, field to ours;
•	companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical, to ours;
•	companies with executive leadership structures similar to ours;
•	companies against which we believe we compete for executive talent; and
•	public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, in August 2023, the talent committee approved a peer group of 16 companies that was used as a reference and one factor in setting compensation for the remainder of 2023 and until August 2024, as listed below.

2seventy bio, Inc.	Adicet Bio, Inc.	Cabaletta Bio, Inc.
Caribou Biosciences, Inc.	Cartesian Therapeutics, Inc.	Decibel Therapeutics, Inc.
Editas Medicine, Inc.	Entrada Therapeutics, Inc.	Graphite Bio, Inc.
Omega Therapeutics, Inc.	Poseida Therapeutics, Inc.	Precision BioSciences, Inc.
Sana Biotechnology, Inc.	Tenaya Therapeutics, Inc.	Verve Therapeutics, Inc.
Voyager Therapeutics, Inc.

In conducting our annual review of our peer group, in August 2024, the talent committee, with the assistance of Compensia, reviewed the companies included in the above-mentioned peer group for continued appropriateness using the criteria described above. In connection with the talent committee’s review, Compensia identified six additional companies that more closely aligned with our criteria and suggested removing five companies (2seventy bio, Inc., Cartesian Therapeutics, Inc., Decibel Therapeutics, Inc., Graphite Bio, Inc., and Sana Biotechnology, Inc.) that no longer met our selection criteria due to acquisition or changes in their stages of development, business models and/or market capitalization. The talent committee approved a peer group of 17 companies to be used as a reference and one factor in setting compensation for our employees, including our NEOs, for the remainder of 2024 and for 2025 compensation, as listed below.

Adicet Bio, Inc.	Cabaletta Bio, Inc.	Caribou Biosciences, Inc.
Carisma Therapeutics Inc.*	Century Therapeutics, Inc.*	Editas Medicine, Inc.
Entrada Therapeutics, Inc.	Korro Bio, Inc.*	Metagenomi, Inc.*
Omega Therapeutics, Inc.	Passage Bio, Inc.*	Poseida Therapeutics, Inc.
Precision BioSciences, Inc.	Tenaya Therapeutics, Inc.	Verve Therapeutics, Inc.
Voyager Therapeutics, Inc.	Wave Life Sciences Ltd.*

* New company added to the peer group.

We believe that the compensation practices of our peer groups provided us with appropriate compensation data for evaluating the competitiveness of the compensation of our NEOs during 2024. After approval of the peer group by the talent committee in August 2023, management presented recommendations to the talent committee regarding proposed adjustments to NEO compensation, including compensation data from the peer group provided by our independent compensation consultant Compensia and online survey data provided by Aon, which the talent committee further reviewed and considered. Our talent committee generally targets both short- and long-term incentive compensation for our executive officers at approximately the 50th percentile of our peer group, while considering other criteria, including market factors, the experience level of the executive officer and the executive officer’s performance against pre-established company goals, in determining variations from this general target range.

Compensation Elements and Decisions

The primary elements of our executive compensation program are:

Element	Purpose	Timing
Base Salary	Fixed amount to attract, motivate, and retain top talent.	Initial base salaries are set at the time of hire, and adjustments to base salaries are considered in conjunction with changes in job responsibility and changes in the markets.
Short-term Incentives	Performance-contingent cash compensation to motivate employees and reward company performance against pre-established goals.	Generally measured and paid out on an annual basis, typically in the first quarter of the following fiscal year.
Long-term Incentives	Variable incentive equity compensation to promote performance, support retention, and create stockholder alignment.	Generally granted at the time of hire, and annually following the close of the previous fiscal year.
Severance and Change in Control Benefits	Competitive benefits consistent with industry practice.	Upon a change in control of our company or an NEO’s termination of employment.

Annual Base Salary

Base salaries are used to attract, motivate and retain top talent, recognizing the experience, skills, knowledge and responsibilities required of our executive officers, including our NEOs. Base salaries for our NEOs are established at the time the NEO is hired, taking into account the position for which the NEO is being considered and the relevant market data (where available), as well as the NEO’s qualifications and prior experience. None of our NEOs is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on a biannual basis, our talent committee reviews and evaluates, with input from our Chief Executive Officer (other than with respect to himself), the need for adjustment of the base salaries of our NEOs based on the factors described above as well as changes and expected changes in the scope of a NEO’s responsibilities, including promotions, the individual contributions made by and performance of the NEO during the prior year, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the NEO’s salary falls in the salary range presented by relevant market data. In making decisions regarding salary increases, our talent committee may also draw upon the experience of members of the talent committee and of our full board of directors with other companies. No formulaic base salary increases are provided to our NEOs. After considering the preceding factors, in January 2024, the talent committee approved the base salary increases set forth in the table below.

The following table presents the base salaries for each of our NEOs for the years 2023 and 2024, as approved by our talent committee. 2023 base salaries became effective on January 16, 2023, and 2024 base salaries became effective on January 16, 2024 (except where noted below):

		2024 Adjustment
	2023			2024
	Base	% of		Base
	Salary	Base	Amount	Salary
Named Executive Officer	($)	Salary	($)	($)
Geoff McDonough	631,109	4%	25,243	656,352
Matthew Norkunas (1)	455,000	4%	18,200	473,200
Antionette Paone	457,600	4%	18,304	475,904
Phillip Samayoa (2)	405,600	17%	69,400	475,000
Matthew Stanton (3)	500,000	4%	20,000	520,000

(1)	Dr. Norkunas served as our Chief Financial Officer from July 2020 until his departure from the company in January 2025.
(2)	Effective December 1, 2023, Dr. Samayoa’s base salary was increased to $475,000 to reflect his expanded role following our November 2023 reorganization and was not further adjusted in January 2024.
(3)	Dr. Stanton served as our Chief Scientific Officer from May 2019 until his departure from the company in January 2025.

Short-term Incentives

Our annual cash incentive program is designed to motivate and reward our executive officers, including our NEOs, for achievements relative to our corporate objectives and expectations for each fiscal year. Under our annual cash incentive program, each NEO has a target annual cash incentive opportunity, defined as a percentage of his or her base salary. The general design of our annual cash incentive program is as follows:

NEO Earned Salary	X	NEO Target Cash Incentive Percentage	X	Corporate Achievement Percentage	=	Short-term Incentive Earned

Corporate Goals and Objectives

At the end of each year, our board of directors, after reviewing management’s proposal, establishes the annual corporate performance goals and objectives that it believes will be the most significant drivers of our short-term and long-term success for the following year. The corporate performance goals and objectives may include target achievement dates based on calendar quarters. Each executive, including each NEO, is eligible to receive an annual cash incentive based on achievement of corporate performance goals and objectives, as opposed to individual performance goals and objectives, as assessed by our talent committee and board of directors. Each executive officer, including each NEO, has a target annual cash incentive amount, expressed as a percentage of each NEO’s annualized salary then in effect. After the fiscal year is completed, our board of directors reviews the company’s performance and objectives against the stated goals and determines what it believes to be the appropriate level of cash incentive, if any, for our company.

In December 2023, our board of directors approved our 2024 corporate goals and objectives, which were to:

●	demonstrate therapeutic effectiveness and pharmacodynamics of a chimeric antigen receptor (CAR) with T cell ctLNP in mice studies;
●	evaluate the delivery of T cells using new targeting ligands in non-human primates, or NHPs;
●	prepare our then-platform for therapeutic translation to sickle cell disease;
●	assess our immune quiet DNA’s, or iqDNA, potential to achieve disease relevant expression in T cell and hepatocytes;
●	support employee engagement, continuity and development; and
●	relaunch our investor thesis.

Specific achievements that our talent committee and board of directors reviewed to support the 2024 annual cash incentive awards to our NEOs, as set forth below in “Final Calculation,” included that the company:

●	demonstrated successful on-target delivery of messenger RNA, or mRNA, encoding green fluorescent protein (GFP) to T cells in NHPs;
●	demonstrated selective delivery of a T cell-selective ctLNP carrying mRNA cargo encoding a CAR with expression that was efficient and dose dependent;
●	identified alternative polymers for our ctLNPs to enable re-dosing;
●	updated and integrated support and practices for employee development; and
●	developed a pre-clinical proof of concept for siRNA delivery with a T cell-selective ctLNP, and an investor thesis around this work that was executed in January 2025.

Final Calculations

In December 2024, our board of directors reviewed the performance of our NEOs against the 2024 annual cash incentive goals and determined that the corporate goals and objectives had been achieved at 100% of target level. The final calculations used to arrive at the 2024 annual cash incentive awards are as follows:

			Corporate
		Target	Goals and
	2024 Earned	Cash Incentive	Objectives	Cash Incentive
NEO	Salary ($)%		Factor	Award ($) (1)
Geoff McDonough	655,301	55%	100%	360,416
Matthew Norkunas (2)	472,442	40%	100%	188,977
Antionette Paone	475,141	40%	100%	190,056
Phillip Samayoa	475,000	40%	100%	190,000
Matthew Stanton (3)	519,167	40%	100%	207,667

(1)	Cash incentive awards are deemed earned if, among other things, the employee is still employed with the Company and in good standing on the last day of the year. Since Drs. Norkunas and Stanton departed from the company in January 2025, Drs. Norkunas and Stanton met these requirements for their respective 2024 cash incentive awards and were thus paid their full cash incentive awards.
(2)	Dr. Norkunas served as our Chief Financial Officer from July 2020 until his departure from the company in January 2025.
(3)	Dr. Stanton served as our Chief Scientific Officer from May 2019 until his departure from the company in January 2025.

Long-term Incentives

Although we do not have a formal policy with respect to the grant of long-term incentive awards to our executive officers, including our NEOS, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our talent committee periodically reviews the long-term incentive compensation of our executive officers, including our NEOs, and from time to time may grant long-term incentive awards to them in the form of stock options or restricted stock units, or RSUs. Prior to our initial public offering, or IPO, our executive officers were eligible to participate in our 2017 Stock Incentive Plan, as amended, or the 2017 Plan. All stock options granted before our IPO were granted pursuant to the 2017 Plan. Since our IPO, our executive officers have been eligible to receive stock options and other equity awards pursuant to our 2020 Plan. We have used stock options and/or RSUs to compensate our executive officers in the form of initial grants in connection with the commencement of employment, promotion grants in connection with a promotion, and annual grants.

During the last fiscal year, neither the board of directors nor the talent committee took material nonpublic information into account when determining the timing or terms of equity awards, except that if we determined that we were in possession of material nonpublic information on an anticipated grant date, the talent committee deferred the grant until a date on which we were not in possession of material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

While we do not have any policy or obligation that requires us to grant equity awards on specified dates, the amount and type of equity to be granted to employees pursuant to an annual, new hire, promotion or recognition grant are typically approved by the talent committee in January of the year such grant is to be made. Our annual stock option and/or RSU grants to directors are generally provided pursuant to our Non-Employee Director Compensation Program, and the grants are effective on the date of our annual meeting of stockholders. During the last fiscal year, we did not grant equity awards to any NEO during any period beginning four business days before and ending one business day after the filing of any Form 10-Q or 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

In determining long-term incentive grants for new hires, the board of directors and/or talent committee evaluate (where available):

●	market data for annual and new hire long-term incentive grant values;
●	potential lost long-term incentive opportunity from the candidate’s current employer, where available; and
●	candidate background, experience, and potential.

In determining annual long-term incentive grants for existing NEOs, the talent committee evaluates:

●	market data for annual long-term incentive grant values (where available);
●	time the NEO has been employed with us;
●	overall corporate performance and outlook; and
●	the NEO’s current outstanding equity, including the current and potential value of outstanding unvested awards.

All stock options granted by us, including those made to our NEOs, have exercise prices equal to the closing market price on the Nasdaq Global Select Market of our common stock on the date of grant, so that the recipient will not recognize any value from his or her stock options unless our share price increases above the exercise price. Accordingly, this portion of our executive officers’ compensation is at risk and thus our approach emphasizes the pay-for-performance link, and is directly aligned with stockholder value creation. In addition, stock options granted to our executive officers, including our NEOs, generally have a ten-year term and vest over four years, with 25% of the shares vesting on the first anniversary of the grant or vesting commencement date, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

Generally, RSUs granted by us, including those made to our NEOs, vest over four years, with 25% of the shares vesting on the fifteenth day of month of the first anniversary of the grant date, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. Prior to the vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such award, including no voting rights and no right to receive dividends or dividend equivalents.

The following table sets forth the number of shares of common stock issuable upon exercise of the stock options granted to our NEOs in 2024 as part of our annual grants:

		Number of
		Stock
NEO	Grant Date	Options
Geoff McDonough	01/02/2024	506,250
Matthew Norkunas (1)	01/02/2024	160,650
Antionette Paone	01/02/2024	160,650
Phillip Samayoa	01/02/2024	160,650
Matthew Stanton (2)	01/02/2024	160,650

(1)	Dr. Norkunas served as our Chief Financial Officer from July 2020 until his departure from the company in January 2025.
(2)	Dr. Stanton served as our Chief Scientific Officer from May 2019 until his departure from the company in January 2025.

Potential Payments Upon Termination or Change in Control

Certain employees, including our NEOs, are entitled to severance and change in control benefits pursuant to their employment arrangements and under the terms of our severance plan benefits agreements, which benefits are in addition to the benefits generally available to salaried employees and are summarized below under the heading “Employment, Severance and Change in Control Arrangements.” Upon certain terminations of employment in connection with a change in control, vesting of the stock options, restricted stock and/or RSUs that we have granted to our NEOs is fully accelerated; upon other involuntary terminations, 25% of the unvested portion of each grant will vest as of the date of the termination. Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our employees will focus their full time and attention on the requirements of the business rather than the potential implications for their respective position. We prefer to have certainty regarding the potential severance amounts payable to the NEOs, rather than negotiating severance at the time that an NEOs’ employment terminates.

Compensation Recovery Policy

Our board of directors approved a compensation recovery policy, effective as of October 2, 2023, which provides that, in the event we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under the U.S. federal securities laws as required by the Dodd-Frank Act and corresponding Nasdaq listing standards, we will attempt to recover any incentive-based compensation received by any current or former executive officer during the three completed fiscal years immediately preceding the date on which we are required to prepare the accounting restatement that is in excess of what otherwise would have been received by such executive officer had the amount of incentive-based compensation been determined based on the restated amounts. We filed our compensation recovery policy as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 on March 6, 2024. To date, we have never granted incentive-based compensation that is or would have been subject to the compensation recovery policy. Our talent committee is responsible for interpreting and administering the compensation recovery policy.

Benefits

We evaluate the competitiveness of our arrangements periodically and have found that our NEO benefits are competitive with our peers. For more information on our employment arrangements, please see “Employment, Severance and Change in Control Arrangements.” We believe that these are typical benefits offered by comparable companies.

We maintain a defined contribution employee retirement plan for our employees, including our NEOs. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Our talent committee has approved a matching program of up to 4% of an employee’s annual salary, subject to maximums established under the Code, beginning in the year ending December 31, 2021. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our employer match. Employee contributions are held and invested by the plan’s trustee as directed by participants.

We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees, including NEOs.

Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, long-term disability and term life insurance plans, flexible spending accounts, fitness benefits, employee stock purchase plan, and 401(k) matching contributions, in each case on the same basis as other employees. We typically do not provide additional perquisites or personal benefits to our NEOs, although on a case-by-case basis we may periodically do so, subject to any required approvals. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees, including NEOs. We evaluate the competitiveness of our arrangements periodically and have found that our employee benefit plans are competitive with our peers and we believe that these are typical benefits offered by comparable companies.

Insider Trading Policy

Our board of directors has adopted an Insider Trading Policy, which applies to all of our directors and employees and certain of their family members and any entities any of them control. We believe our policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. We filed our Insider Trading Policy as Exhibit 19.1 to our 2024 Annual Report.

Our policy prohibits covered persons or entities from engaging in transactions of our securities while aware of any material nonpublic information concerning us or disclosing material nonpublic information concerning us to any other person who may trade on the basis of that information, subject to certain limited exceptions described in the policy. In addition, the policy imposes quarterly blackout periods on covered persons or entities and event-specific blackout periods on directors, executive officers and/or other specified employees who have knowledge of event-specific material nonpublic information. In addition, certain covered persons are required to obtain approval in advance of engaging in transactions in our securities.

Anti-Hedging and Pledging Policy

The Insider Trading Policy prohibits the following transactions in our securities:

•	short sales, including short sales “against the box”;
•	purchases or sales of puts, calls or other derivative securities; or
•

purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Our Insider Trading Policy also generally prohibits purchasing our securities on margin, borrowing against our securities held in a margin account, or pledging our securities as collateral for a loan.

No Tax Gross-Ups

We do not provide for any tax gross-up payments to our NEOs.

Tax and Accounting Considerations

We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. The talent committee has and will continue to review on a periodic basis the potential effect of Section 162(m) and may use its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of our company and our stockholders.

Compensation Risk Assessment

Our management and the talent committee review our compensation practices and policies with regard to risk management. We have reviewed our programs and we believe that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on us. Further, we identified the following practices that we believe serve to mitigate risk:

•	our short-term incentive plan is based on a number of challenging objectives;
•	our long-term incentive grants vest over time, generally four years;

•	we have an independent talent committee;
•	we engage with independent compensation advisors;
•	we have proper administrative and oversight controls; and
•	we have an established talent committee calendar for governance purpose.

Talent Committee Report

The talent committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the talent committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our 2024 Annual Report.

By the talent committee of the board of directors of Generation Bio Co.

Jason Rhodes, Chairman

Donald Nicholson, Ph.D.

Catherine Stehman-Breen, M.D.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our NEOs during the fiscal years ended December 31, 2024, 2023 and 2022.

					Non-equity
					incentive
			Option	Stock	plan	All Other
			Awards	Awards	compensation	Compensation
Name and Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)
Geoff McDonough	2024	655,301	790,358	—	360,416	2,199	1,808,274
President and Chief Executive Officer	2023	630,097	904,896	396,984	381,209	2,077	2,315,263
	2022	605,863	1,810,800	1,216,875	333,224	—	3,966,762
Matthew Norkunas (5)	2024	472,442	250,807	—	188,977	2,020	914,246
Chief Financial Officer	2023	453,895	287,155	188,967	199,714	14,600	1,144,331
	2022	427,793	574,627	386,155	171,117	12,200	1,571,892
Antionette Paone	2024	475,141	250,807	—	190,056	15,958	931,962
Chief Operating Officer	2023	456,867	277,475	119,822	201,021	14,913	1,070,098
	2022	432,761	750,121	214,170	173,104	12,200	1,582,356
Phillip Samayoa (6)	2024	475,000	250,807	—	190,000	15,956	931,763
Chief Strategy Officer	2023	407,842	224,751	86,313	180,723	15,245	914,874
	2022	356,300	757,426	214,170	142,520	12,200	1,482,616
Matthew Stanton (7)	2024	519,167	250,807	—	207,667	15,397	993,038
Chief Scientific Officer	2023	498,323	287,155	125,976	219,262	20,622	1,151,338
	2022	459,023	574,627	386,155	183,609	12,200	1,615,614
(1)

The amounts reported in the “Option awards” column reflect the aggregate grant-date fair value of stock options awarded in the applicable fiscal year, calculated in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718. For information regarding assumptions underlying the value of equity awards, see Note 10 to our audited consolidated financial statements included in our 2024 Annual Report. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the NEO upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	The fair value of stock awards is based on the closing price of our common stock on the Nasdaq Global Select Market on the date of grant.
(3)	The amounts reported in the “Non-equity incentive plan compensation” column represents awards to our NEOs under our annual cash incentive program.
(4)

For 2024, “All Other Compensation” for all of our NEOs includes $1,200 in cellular phone benefits. For 2024, “All Other Compensation” also includes: (i) for Ms. Paone, Dr. Samayoa, and Dr. Stanton, matching contributions made by the company pursuant to our 401(k) Plan of $13,800 each; (ii) for Dr. Norkunas, matching contributions made by the company pursuant to our 401(k) Plan of $820; and (iii) for Dr. McDonough, Ms. Paone, Dr. Samayoa, and Dr. Stanton, employee wellness benefits of $999, $958, $956, and $397, respectively. For 2023, “All Other Compensation” for all of our NEOs includes $1,400 in cellular phone benefits. For 2023, “All Other Compensation” also includes: (i) for Dr. Norkunas, Ms. Paone, Dr. Samayoa, and Dr. Stanton, matching contributions made by the company pursuant to our 401(k) Plan of $13,200 each; (ii) for Dr. McDonough, Ms. Paone, Dr. Samayoa, and Dr. Stanton, employee wellness benefits of $677, $313, $645, and $1,022, respectively; and (iii) for Dr. Stanton, $5,000 in a one-time cash payment in recognition of five years of service. For 2022, “All Other Compensation” for all of our NEOs with the exception of Dr. McDonough includes $12,200 in matching contributions made by the company pursuant to our 401(k) Plan.

(5)    Dr. Norkunas served as our Chief Financial Officer from July 2020 until his departure from the company in January 2025.

(6)	Dr. Samayoa served as our Chief Strategy Officer from September 2022 to January 2025 and was elected as our Chief Scientific Officer in January 2025 following Dr. Stanton’s departure.
(7)	Dr. Stanton served as our Chief Scientific Officer from May 2019 until his departure from the company in January 2025.

Grants of Plan-Based Awards Table

The following table sets forth information concerning each grant of an award made to our NEOs during the fiscal year ended December 31, 2024 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received:

		Estimated
		Future
		Payouts	All other		Grant date
		under	option		fair
		Non-Equity	awards:		value of
		Incentive	Number of	Exercise or	stock
		Plan	securities	base price	and option
	Grant	Awards	underlying	of option awards	awards
Name	Date	Target ($) (1)	options (#) (2)	($) (3)	($) (4)
Geoff McDonough	01/02/2024		506,250	1.86	790,358
		360,416
Matthew Norkunas (5)	01/02/2024		160,650	1.86	250,807
		188,977
Antionette Paone	01/02/2024		160,650	1.86	250,807
		190,056
Phillip Samayoa	01/02/2024		160,650	1.86	250,807
		190,000
Matthew Stanton (6)	01/02/2024		160,650	1.86	250,807
		207,667

(1)

The amounts reported in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column represent the target amount of each NEO’s annual cash incentive amount. For further information about our annual cash incentive program, see “Compensation Discussion and Analysis—Short-term Incentives”. Actual payments made for 2024 are provided in the “Summary Compensation Table.” Annual cash incentive payments are not subject to threshold or maximum payout levels and, accordingly, those columns have been omitted.

(2)

The amounts reported in the “All other option awards: Number of securities underlying options” column represent options subject to time-based vesting criteria established by our talent committee and described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table below.

(3)	The exercise prices of these stock options are equal to the closing market price on the Nasdaq Global Select Market of our common stock on the date of grant.
(4)

The amounts shown in the “Grant date fair value of stock and option awards” column reflect the aggregate grant date fair value of stock options and stock awards granted in the applicable fiscal year, calculated in accordance with the provisions of the Financial Accounting Standard Board Accounting Standards Codification Topic 718.

(5)    Dr. Norkunas served as our Chief Financial Officer from July 2020 until his departure from the company in January 2025.

(6)	Dr. Stanton served as our Chief Scientific Officer from May 2019 until his departure from the company in January 2025.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding all outstanding equity awards for each of our NEOs as of December 31, 2024:

	Option awards					Stock awards
	Number of	Number of				Number of
	securities	securities				shares of		Market value of
	underlying	underlying				stock that		shares of stock
	unexercised	unexercised		Option	Option	have not		that have not
	options (#)	options (#)		exercise price	expiration	vested		vested
Name	exercisable	unexercisable		($)	date	(#)		($)(1)
Geoff McDonough	199,038	—	(2)	5.16	3/4/2030	—		—
	235,313	15,687	(3)	30.25	1/21/2031	—		—
	257,815	117,185	(4)	6.49	1/20/2032	—		—
	73,829	94,921	(5)	4.71	1/19/2033	—		—
	120,236	120,234	(6)	1.39	11/30/2033	—		—
	—	506,250	(7)	1.86	1/1/2034	—		—
	—	—		—	—	47,459	(8)	50,307
Matthew Norkunas (9)	330,000	—	(10)	21.41	7/21/2030	—		—
	30,772	2,051	(3)	30.25	1/21/2031	—		—
	5,719	381	(3)	30.73	2/2/2031	—		—
	81,815	37,185	(4)	6.49	1/20/2032	—		—
	23,429	30,121	(5)	4.71	1/19/2033	—		—
	38,156	38,154	(6)	1.39	11/30/2033	—		—
	—	160,650	(7)	1.86	1/1/2034	—		—
	—	—		—	—	16,732	(8)	17,736
Antionette Paone	105,230	—	(11)	4.59	12/5/2028	—		—
	53,784	—	(2)	5.16	3/4/2030	—		—
	14,153	—	(12)	5.16	3/4/2030	—		—
	29,532	1,968	(3)	30.25	1/21/2031	—		—
	45,375	20,625	(4)	6.49	1/20/2032	—		—
	75,625	34,375	(13)	5.23	2/9/2032	—		—
	22,286	28,649	(5)	4.71	1/19/2033	—		—
	38,156	38,154	(6)	1.39	11/30/2033	—		—
	—	160,650	(7)	1.86	1/1/2034	—		—
					—	14,324	(8)	15,183
Phillip Samayoa	6,750	—	(14)	4.59	4/1/2028	—		—
	21,406	—	(2)	5.16	3/4/2030	—		—
	20,625	1,375	(3)	30.25	1/21/2031	—		—
	5,500	—	(15)	29.38	3/31/2031	—		—
	26,250	3,750	(16)	35.66	5/2/2031	—		—
	40,361	18,345	(4)	6.49	1/20/2032	—		—
	61,875	48,125	(17)	5.53	9/15/2032	—		—
	16,054	20,637	(5)	4.71	1/19/2033	—		—
	38,156	38,154	(6)	1.39	11/30/2033	—		—
	—	160,650	(7)	1.86	1/1/2034	—		—
					—	10,317	(8)	10,936
Matthew Stanton (18)	16,422	—	(19)	0.60	1/4/2028	—		—
	85,577	—	(13)	4.59	4/1/2028	—		—
	49,255	—	(2)	5.16	3/4/2030	—		—
	68,907	4,593	(3)	30.25	1/21/2031	—		—
	28,125	1,875	(11)	30.73	2/2/2031	—		—
	81,815	37,185	(4)	6.49	1/20/2032	—		—
	23,429	30,121	(5)	4.71	1/19/2033	—		—
	38,156	38,154	(6)	1.39	11/30/2033	—		—
	—	160,650	(7)	1.86	1/1/2034	—		—
	—	—		—	—	15,059	(8)	15,963

(1)	The market value of our common stock is based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024.
(2)

These option awards vest over four years, with 25% of the shares vesting on March 5, 2021, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of these option awards will accelerate upon a qualifying termination of employment.

(3)

These option awards vest over four years, with 25% of the shares vesting on January 22, 2022, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of these option awards will accelerate upon a qualifying termination of employment.

(4)

These option awards vest over four years, with 25% of the shares vesting on January 21, 2023, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of these option awards will accelerate upon a qualifying termination of employment.

(5)

These option awards vest over four years, with 25% of the shares vesting on January 20, 2024, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of these option awards will accelerate upon a qualifying termination of employment.

(6)

These option awards vest over four years, with 25% of the shares vesting on June 1, 2024, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of these option awards will accelerate upon a qualifying termination of employment.

(7)

These option awards vest over four years, with 25% of the shares vesting on January 2, 2025, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of these option awards will accelerate upon a qualifying termination of employment.

(8)

These RSU awards vest over four years, with 25% of the shares vesting on January 15, 2024, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of these RSUs will accelerate upon a qualifying termination of employment.

(9)	Dr. Norkunas served as our Chief Financial Officer from July 2020 until his departure from the company in January 2025.
(10)

This option award vests over four years, with 25% of the shares vesting on July 22, 2021, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of this option award will accelerate upon a qualifying termination of employment.

(11)

This option award vests over four years, with 25% of the shares vesting on November 5, 2019, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of this option award will accelerate upon a qualifying termination of employment.

(12)

This option award vests over four years, with 25% of the shares vesting on February 1, 2021, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of this option award will accelerate upon a qualifying termination of employment.

(13)

This option award vests over four years, with 25% of the shares vesting on February 10, 2023, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of this option award will accelerate upon a qualifying termination of employment.

(14)

This option award vests over four years, with 25% of the shares vesting on April 2, 2019, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of this option award will accelerate upon a qualifying termination of employment.

(15) This option award vests over two years, with 25% of the shares vesting on October 1, 2021, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of this option award will accelerate upon a qualifying termination of employment.

(16)

This option award vests over four years, with 25% of the shares vesting on May 1, 2022, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of this option award will accelerate upon a qualifying termination of employment.

(17)

This option award vests over four years, with 25% of the shares vesting on September 16, 2023, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of this option award will accelerate upon a qualifying termination of employment.

(18) Dr. Stanton served as our Chief Scientific Officer from May 2019 until his departure from the company in January 2025.

(19) This option award vests over four years, with 25% of the shares vesting on January 5, 2019, and the remainder vesting in equal quarterly installments thereafter, subject to continuous service. The vesting of this option award will accelerate upon a qualifying termination of employment.

Option Exercises and Stock Vested Table

The following table sets forth information concerning option exercises and stock vested for each of our NEOs during the fiscal year ended December 31, 2024:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized on
	Exercise	on Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($) (1)
Geoff McDonough	—	—	60,353	132,784
Matthew Norkunas (2)	—	—	25,846	60,478
Antionette Paone	—	—	15,268	34,447
Phillip Samayoa	—	—	12,153	27,020
Matthew Stanton (3)	—	—	19,153	42,140

(1)	The value realized on vesting is computed by multiplying the closing market price per share of our common stock on the Nasdaq Global Select Market on the vesting date by the number of shares of common stock issued upon vesting of RSUs.
(2)	Dr. Norkunas served as our Chief Financial Officer from July 2020 until his departure from the company in January 2025.
(3)	Dr. Stanton served as our Chief Scientific Officer from May 2019 until his departure from the company in January 2025.

Employment, Severance and Change in Control Arrangements

Geoff McDonough

In October 2017, in connection with our appointment of Dr. McDonough as our chief executive officer, we entered into an offer letter with Dr. McDonough. The offer letter established Dr. McDonough’s title, base salary, eligibility for an annual cash incentive, and eligibility for benefits generally made available to employees and also provided for certain benefits upon termination of his employment under specified conditions. Dr. McDonough’s employment is at will. Pursuant to the offer letter, we granted Dr. McDonough a restricted stock award for 1,592,311 shares of our common stock, which was subject to service-based vesting, and agreed to grant to him additional restricted stock awards or stock options to maintain his ownership percentage in the company until such time as we had sold equity having an aggregate purchase price of $50,000,000. Dr. McDonough is also entitled to severance benefits under our severance plan benefits agreement described below. Dr. McDonough’s base salary is currently set at $682,607 and his target annual cash incentive percentage is 55%.

Matthew Norkunas

In June 2020, in connection with our appointment of Dr. Norkunas as our Chief Financial Officer, we entered into an offer letter with Dr. Norkunas. The offer letter established Dr. Norkunas’ title, base salary, eligibility for an annual cash incentive, and eligibility for benefits made available to employees generally and also provided for certain benefits upon termination of his employment under specified conditions. Dr. Norkunas’ offer letter included certain severance benefits as described below. Dr. Norkunas’ employment was at will. Pursuant to the offer letter, we granted Dr. Norkunas options to purchase 330,000 shares of our common stock, which were subject to service-based vesting. In January 2025, we entered into a separation and release agreement with Dr. Norkunas in connection with his departure as our Chief Financial Officer, as discussed in more detail below.

Antionette Paone

In February 2022, in connection with our appointment of Ms. Paone as our Chief Operating Officer, we entered into a promotion letter with Ms. Paone. The promotion letter, in conjunction with her prior offer letter, established Ms. Paone’s title, base salary, eligibility for an annual cash incentive, and eligibility for benefits made available to employees generally and also provided for certain benefits upon termination of her employment under specified conditions. Ms. Paone is also entitled to severance benefits under our severance plan benefits agreement described below. Ms. Paone’s employment is at will. Pursuant to the promotion letter, we granted Ms. Paone options to purchase 110,00 shares of our common stock, which are subject to service-based vesting. Ms. Paone’s base salary is currently set at $494,940 and her target annual cash incentive percentage is 40%.

Phillip Samayoa

In September 2022, in connection with our appointment of Dr. Samayoa as our Chief Strategy Officer, we entered into a promotion letter with Dr. Samayoa. The promotion letter, in conjunction with his prior offer letter, established Dr. Samayoa’s title, base salary, eligibility for an annual cash incentive, and eligibility for benefits made available to employees generally and also provided for certain benefits upon termination of his employment under specified conditions. Dr. Samayoa is also entitled to severance benefits under our severance plan benefits agreement described below. Dr. Samayoa’s employment is at will. Pursuant to the promotion letter, we granted Dr. Samayoa options to purchase 110,000 shares of our common stock, which are subject to service-based vesting. In January 2025, in connection with our promotion of Dr. Samayoa to Chief Scientific Officer, we entered into a promotion letter with Dr. Samayoa that established his increased base salary. Dr. Samayoa’s base salary is currently set at $510,000 and his target annual cash incentive percentage is 40%.

Matthew Stanton

In September 2017, in connection with our appointment of Dr. Stanton as our Chief Technology Officer, we entered into an offer letter with Dr. Stanton that established his title, base salary, eligibility for an annual cash incentive and eligibility for benefits made available to employees generally. Pursuant to the offer letter, we granted Dr. Stanton a restricted stock award for 198,154 shares of our common stock, which was subject to service-based vesting, and agreed to grant to him additional restricted stock awards or stock options to maintain his ownership percentage in the company until such time as we had sold equity having an aggregate purchase price of $10,000,000. In May 2019, in connection with our promotion of Dr. Stanton to Chief Scientific Officer, we entered into a promotion letter with Dr. Stanton that established Dr. Stanton’s new title and increased his base salary. Dr. Stanton was also entitled to severance benefits under our severance plan benefits agreement described below. Dr. Stanton’s employment was at will. In January 2025, we entered into a separation and release agreement with Dr. Stanton in connection with his departure as our Chief Scientific Officer, as discussed in more detail below.

Severance upon Termination of Employment; Change in Control

Certain of our NEOs are eligible for severance benefits in specified circumstances, as set forth in their respective severance plan benefits agreements entered into by each of our NEOs. The separation benefits provided in each severance benefits plan agreement supersedes the separation benefits provided to such executive officer. Under the terms of the severance benefits agreement, if the executive officer’s employment is terminated by us without cause or by the executive officer for good reason prior to or more than 12 months following a change in control, each as defined in the agreement, and subject to the executive officer’s execution of a general release of potential claims against us, we have agreed to continue to pay his or her then-current base salary for a period of 12 months, in the case of our chief executive officer, or nine months, in the case of our other executive officers, and to pay premiums for continuation of health coverage under COBRA for up to 12 months, in the case of our chief executive officer, or nine months, in the case of our other executive officers. In addition, we have agreed that we may pay such executive officer a cash incentive for the year in which his or her employment is terminated determined by reference to the officer’s target annual cash incentive for the year in which his or her termination of employment occurs and based on our and the executive officer’s performance for such year, as determined by our board of directors in its sole discretion, and prorated based on the number of days the executive officer was actually employed by us for the year in which his or her termination occurs, and that we will accelerate the vesting of any then-outstanding equity grants held by the executive officer by 25% of the then unvested portion of those grants. Alternatively, if the executive officer’s employment is terminated by us without cause or by the executive officer for good reason within one year following a change in control, and subject to the executive officer’s execution of a general release of potential claims against us, we have agreed, in the case of our chief executive officer, to continue to pay his then-current base salary for a period of 18 months and, in the case of our other executive officers, to pay the executive officer a lump sum amount equal to 12 months of his or her then-current base salary; to pay premiums for continuation of health coverage under COBRA for up to 18 months, in the case of our chief executive officer, or 12 months, in the case of our other executive officers; and to pay a lump sum cash incentive equal to 150%, in the case of our chief executive officer, or 100%, in the case of our other executive officers, of the executive officer’s target annual incentive cash incentive for the year in which his or her employment is terminated and accelerate the vesting of any outstanding equity grants in full.

In January 2025, in connection with Dr. Norkunas’ departure as our Chief Financial Officer, we entered into a separation and release agreement with Dr. Norkunas, pursuant to which Dr. Norkunas received severance benefits from us, including cash severance of approximately $100,000, which is an amount equal to three months of his base salary in effect on his separation date, less applicable taxes and withholdings, and payable in equal installments over a three-month period and temporary healthcare coverage for up to three months to the extent he was eligible for and elected such coverage. Furthermore, we accelerated the vesting of his outstanding unvested equity awards on his separation date such that such equity awards were deemed vested to the extent that they would have been deemed vested as of April 10, 2025, and we extended the post-termination exercise period of any vested stock options with an exercise price of less than $20.00 per share to January 29, 2026, subject to the terms of the 2020 Plan.

In January 2025, in connection with Dr. Stanton’s departure as our Chief Scientific Officer, we entered into a separation and release agreement with Dr. Stanton, pursuant to which Dr. Stanton received severance benefits from us, including cash severance of approximately $400,000, which is an amount equal to nine months of his base salary in effect on his separation date, less applicable taxes and withholdings, and payable in equal installments over a nine-month period and temporary healthcare coverage for up to nine months to the extent he was eligible for and elected such coverage. Furthermore, 25% of Dr. Stanton outstanding unvested equity awards on his separation date became fully vested, and we extended the post-termination exercise period of any vested stock options with an exercise price of less than $20.00 per share to January 29, 2026, subject to the terms of the 2020 Plan.

We have also entered into employee confidentiality, inventions, non-solicitation and non-competition agreements with each of our NEOs. Under the employee confidentiality, inventions, non-solicitation and non-competition agreements, each NEO has agreed (1) not to compete with us during his or her employment and for a period of one year after the termination of his employment, (2) not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his or her employment.

The following table presents our estimate of the amount of severance benefits to which each of our NEOs would be entitled if a termination occurred on December 31, 2024 under the circumstances set forth in the column headings.

		Termination by the		Termination by the
		Company without		Company without
		Cause or by Executive		Cause or by Executive
	Executive Payments	for Good Reason (No		for Good Reason
	and Benefits	Change in Control)		(Change in Control)
Name	upon Termination	$		$
Geoff McDonough	Cash Severance	656,352		984,528
	Non-Equity Incentive Plan Compensation	360,994		541,490
	Equity
	Options	—	(1)	—	(2)
	RSUs	12,577	(1)	50,307	(2)
	Other Benefits	—		—
	Total	1,029,923		1,576,325

Matthew Norkunas (3)	Cash Severance	354,900		473,200
	Non-Equity Incentive Plan Compensation	189,280		189,280
	Equity
	Options	—		—	(2)
	RSUs	—		17,736	(2)
	Other Benefits	8,890	(4)	11,853	(5)
	Total	553,070		692,069

Antionette Paone	Cash Severance	356,928		475,904
	Non-Equity Incentive Plan Compensation	190,362		190,362
	Equity
	Options	—	(1)	—	(2)
	RSUs	3,796	(1)	15,183	(2)
	Other Benefits	24,021	(4)	32,028	(5)
	Total	575,107		713,477

Phillip Samayoa	Cash Severance	356,250		475,000
	Non-Equity Incentive Plan Compensation	190,000		190,000
	Equity
	Options	—	(1)	—	(2)
	RSUs	2,734	(1)	10,936	(2)
	Other Benefits	18,308	(4)	24,411	(5)
	Total	567,292		700,347

Matthew Stanton (6)	Cash Severance	390,000		520,000
	Non-Equity Incentive Plan Compensation	208,000		208,000
	Equity
	Options	—	(1)	—	(2)
	RSUs	3,991	(1)	15,963	(2)
	Other Benefits	25,428	(4)	33,904	(5)
	Total	627,419		777,867

(1)	The amounts reported represent the acceleration of 25% of all outstanding, unvested options and RSUs based on the market price of our common stock on December 31, 2024.

(2)	The amounts reported represent the acceleration of 100% of all outstanding, unvested options and RSUs based on the market price of our common stock on December 31, 2024.
(3)	Dr. Norkunas served as our Chief Financial Officer from July 2020 until his departure from the company in January 2025.
(4)	The amounts reported represent nine months of premiums for continuation of health coverage under COBRA.
(5)	The amounts reported represent 12 months of premiums for continuation of health coverage under COBRA.
(6)	Dr. Stanton served as our Chief Scientific Officer from May 2019 until his departure from the company in January 2025.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2024. As of December 31, 2024, we had three equity compensation plans, our 2017 Plan, our 2020 Plan and our 2020 ESPP, each of which was approved by our stockholders.

Number of
securities
remaining
available
for future
issuance
	Number of		under equity
	securities to	Weighted-	compensation
	be issued upon	average	plans
	exercise	exercise price	(excluding
	of outstanding	of outstanding	securities
	options, warrants	options, warrants	reflected in
Plan category	and rights	and rights	column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	13,223,613	$8.37	2,815,706
Equity compensation plans not approved by security holders	—	—	—
Total	13,223,613	$8.37	2,815,706
(1)

Consists of the 2017 Plan, the 2020 Plan, and the 2020 ESPP. The 2020 Plan provides for annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2030, equal to the lesser of 4% of the number of shares of our common stock outstanding on such first day of the fiscal year in question and an amount determined by our board of directors. The 2020 ESPP provides for annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2030, in an amount equal to the lowest of 1,302,157 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable year, and an amount determined by our board of directors. This table does not include the additional 2,764,161 shares available for issuance under the 2020 Plan, or the additional 669,804 additional shares available for issuance under the 2020 ESPP, each as of January 1, 2025.

2017 Stock Incentive Plan

The 2017 Plan was initially approved by our board of directors and our stockholders in October 2017, and was subsequently amended in October 2017, November 2017, February 2018, December 2018 and January 2020, in each case solely to increase the total number of shares reserved for issuance under the 2017 Plan. The 2017 Plan provided for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, awards of restricted stock, restricted stock units and other stock-based awards. Our employees, officers, directors, consultants and advisors were eligible to receive awards under the 2017 Plan; however, incentive stock options could only be granted to our employees. The type of award granted under the 2017 Plan and the terms of such award are set forth in the applicable award agreement. Pursuant to the terms of the 2017 Plan, our board of directors (or a committee delegated by our board of directors) administers the 2017 Plan and, subject to any limitations in the plan, selected the recipients of awards and determined:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;
•	the type of options to be granted;
•	the duration of options, which may not be in excess of ten years;
•	the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant; and
•

the number of shares of our common stock subject to, and the terms and conditions of, any stock appreciation rights, awards of restricted stock, restricted stock units or other stock-based awards, including conditions for repurchase or cancellation, measurement price, issue price and repurchase price, if any (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years) and any performance conditions.

Our board of directors may amend, suspend or terminate the 2017 Plan at any time, except that stockholder approval may be required to comply with applicable law.

Effect of Certain Changes in Capitalization

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, we are required by the 2017 Plan to make equitable adjustments (or make substitute awards, if applicable), in the manner determined by our board of directors, to:

•	the number and class of securities available under the 2017 Plan;
•	the number and class of securities and exercise price per share of each outstanding option;
•	the share and per-share provisions and measurement price of each outstanding stock appreciation right;
•	the number of shares and the repurchase price per share subject to each outstanding award of restricted stock; and
•	the share and per-share related provisions and purchase price, if any, of each outstanding restricted stock unit award and each other stock-based award.

Effect of Certain Corporate Transactions

Upon the occurrence of a merger or other reorganization event (as defined in the 2017 Plan), our board of directors may, on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us), take any one or more of the following actions pursuant to the 2017 Plan as to all or any (or any portion of) outstanding awards, other than awards of restricted stock:

•

provide that outstanding awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation);

•

upon written notice to a participant, provide that all of the participant’s unexercised and/or unvested awards will terminate immediately prior to the consummation of such transaction unless exercised, to the extent exercisable, by the participant within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
•

in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of (I) the cash payment for each share surrendered in the reorganization event over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•

provide that, in connection with our liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); or

•	any combination of the foregoing.

In taking any of the foregoing actions, our board of directors is not obligated by the 2017 Plan to treat all awards, all awards held by a participant, or all awards of the same type, identically.

In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding awards of restricted stock will continue for the benefit of the succeeding company and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to the reorganization event in the same manner and to the same extent as they applied to the common stock subject to the restricted stock award. However, our board of directors may provide for the termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement or any other agreement between a participant and us, either initially or by amendment, or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the restricted stock award agreement or any other agreement between the participant and us, all restrictions and conditions on all outstanding restricted stock awards will automatically be deemed terminated or satisfied.

Our board of directors may at any time provide that any award under the 2017 Plan shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

We no longer grant awards under the 2017 Plan; however, awards outstanding under the 2017 Plan will continue to be governed by their existing terms.

2020 Stock Incentive Plan

Our 2020 Plan, which became effective on June 11, 2020, was adopted by our board of directors in May 2020, and approved by our stockholders in June 2020. The 2020 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. Upon effectiveness of the 2020 Plan, the number of shares of our common stock reserved for issuance under the 2020 Plan was the sum of (1) 9,720,712 shares; plus (2) the number of shares of our common stock subject to outstanding awards granted under the 2017 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2021 and continuing until, and including, the fiscal year ending December 31, 2030, equal to the lesser of (i) 4% of the number of shares of our common stock outstanding on such date, and (ii) an amount determined by our board of directors. On January 1, 2024 and 2025, 2,648,726 and 2,764,161 shares, respectively, were added to the shares reserved for issuance under the 2020 Plan. Up to 16,040,298 of the shares of Common Stock available for issuance under the 2020 Plan may be issued as incentive stock options.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2020 Plan; however, incentive stock options may only be granted to our employees.

Pursuant to the terms of the 2020 Plan, our board of directors (or a committee delegated by our board of directors) administers the 2020 Plan and, subject to any limitations set forth in the 2020 Plan, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;
•	the type of options to be granted;
•	the exercise price of options, which price must be at least equal to the fair market value of our common stock on the date of grant;
•	the duration of options, which may not be in excess of ten years;
•	the methods of payment of the exercise price of options; and
•

the number of shares of our common stock subject to and the terms and conditions of any stock appreciation rights, awards of restricted stock, restricted stock units or other stock-based awards, including conditions for repurchase, measurement price, issue price and repurchase price, if any (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years) and any performance conditions.

Our talent committee has delegated authority to our chief executive officer, Geoff McDonough, and our chief financial officer, Kevin Conway, to grant options, RSUs, or both under the 2020 Plan. Dr. McDonough and Mr. Conway have the power to make awards to newly hired employees who are not members of the company’s leadership team and in connection with promotions or recognition grants for existing employees who are not members of the company’s leadership team, subject to certain limitations for each level of employment and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority. Our talent committee has fixed the terms of the awards to be granted by Dr. McDonough and Mr. Conway, the maximum number of shares subject to awards that either such officer may grant, and the time period in which such awards may be granted.

The 2020 Plan contains limits on the compensation that may be paid to our non-employee directors. The maximum amount of cash and value (calculated based on grant-date fair value for financial reporting purposes) of awards granted under the plan in any calendar year to any individual non-employee director in his or her capacity as a non-employee director may not exceed $750,000, or in the case of a new director during his or her first year of service, $1,000,000; provided, however, that fees paid by us on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. However, our board of directors may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, the maximum amount set forth above will not apply to cash or awards granted under the 2020 Plan to a non-employee director in his or her capacity as a consultant or advisor.

Effect of Certain Changes in Capitalization

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, we are required by the 2020 Plan to make equitable adjustments (or make substitute awards, if applicable), in the manner determined by our board of directors, to:

•	the number and class of securities available under the 2020 Plan;
•	the share counting rules of the 2020 Plan;
•	the number and class of securities and exercise price per share of each outstanding option;
•	the share and per-share provisions and measurement price of each outstanding stock appreciation right;
•	the number of shares and the repurchase price per share subject to each outstanding award of restricted stock; and
•	the share and per-share related provisions and purchase price, if any, of each outstanding restricted stock unit award and each other stock-based award.

Effect of Certain Corporate Transactions

Upon the occurrence of a merger or other reorganization event (as defined in the 2020 Plan), our board of directors may, on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us), take any one or more of the following actions pursuant to the 2020 Plan as to all or any (or any portion of) outstanding awards, other than awards of restricted stock:

•

provide that outstanding awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation);

•

upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately prior to the consummation of the reorganization event and/or vested but unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised, to the extent exercisable, by the participant within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
•

in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, (I) of the cash payment for each share surrendered in the reorganization event over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•

provide that, in connection with our liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); or

•	any combination of the foregoing.

In taking any of the foregoing actions, our board of directors is not obligated by the 2020 Plan to treat all awards, all awards held by a participant, or all awards of the same type, identically.

In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to each outstanding award of restricted stock will continue for the benefit of the succeeding company and will, unless our board of directors determines otherwise, apply to the cash, securities, or other property which our common stock is converted into or exchanged for pursuant to the reorganization event in the same manner and to the same extent as they applied to the common stock subject to the restricted stock award. However, our board of directors may provide for the termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement or in any other agreement between a participant and us, either initially or by amendment. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the restricted stock award agreement or any other agreement between the participant and us, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied.

Our board of directors may, at any time, provide that any award under the 2020 Plan will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Except with respect to certain actions requiring stockholder approval under the Code or Nasdaq Stock Market rules, our board of directors may amend, modify or terminate any outstanding award under the 2020 Plan, including but not limited to, substituting for the award another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, subject to certain participant consent requirements. However, unless our stockholders approve such action, the 2020 Plan provides that we may not (except as otherwise permitted in connection with a change in capitalization or reorganization event):

•

amend any outstanding stock option or stock appreciation right granted under the 2020 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding stock option or stock appreciation right (whether or not granted under the 2020 Plan) and grant a new award under the 2020 Plan in substitution for the cancelled award (other than substitute awards permitted in connection with a merger or consolidation of an entity with us or our acquisition of property or stock of another entity) covering the same or a different number of shares of our common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•

cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise or measurement price per share above the then-current fair market value of our common stock (valued in the manner determined by (or in the manner approved by) our board of directors); or

•	take any other action that constitutes a “repricing” within the meaning of Nasdaq Stock Market rules or rules of any other exchange or marketplace on which our common stock is listed or traded.

No award may be granted under the 2020 Plan on or after June 11, 2030. Our board of directors may amend, suspend or terminate the 2020 Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

2020 Employee Stock Purchase Plan

Our 2020 ESPP, which became effective on June 11, 2020, was adopted by our board of directors in May 2020 and approved by our stockholders in June 2020. Pursuant to the terms of the 2020 ESPP, our board of directors (or a committee delegated by our board of directors) administers the 2020 ESPP. The 2020 ESPP initially provided participating employees with the opportunity to purchase up to an aggregate of 481,231 shares of our common stock. The number of shares of our common stock reserved for issuance under the 2020 ESPP will automatically increase on the first day of each fiscal year, beginning with the fiscal year commencing on January 1, 2021 and continuing for each fiscal year until, and including the fiscal year commencing on, January 1, 2030, in an amount equal to the lowest of (1) 1,302,157 shares of our common stock, (2) 1% of the number of shares of our common stock outstanding on such date, and (3) an amount determined by our board of directors. On January 1, 2024 and 2025, 662,182 and 669,804 shares, respectively, were added to the shares reserved for issuance under the 2020 ESPP.

All of our employees and employees of any designated subsidiary, as defined in the 2020 ESPP, are eligible to participate in the 2020 ESPP, provided that:

•	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;
•	such person has been employed by us or by a designated subsidiary for at least three months prior to enrolling in the 2020 ESPP; and
•	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2020 ESPP.

We retain the discretion to determine which eligible employees may participate in an offering under applicable regulations.

We make offerings to our eligible employees to purchase stock under the 2020 ESPP beginning on January 1st and July 1st of each year. Each offering consists of a six-month offering period during which payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. Our board of directors or a committee designated by the board of directors may, at its discretion, choose a different period of not more than 12 months for offerings.

On each offering commencement date, each participant will be granted an option to purchase, on the last business day of the offering period, up to a number of shares of our common stock determined by multiplying $2,083 by the number of full months in the offering period and dividing that product by the closing price of our common stock on the first day of the offering period. No employee may be granted an option under the 2020 ESPP that permits the employee’s rights to purchase shares under the 2020 ESPP and any other employee stock purchase plan of ours or of any of our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined as of the first day of each offering period) for each calendar year in which the option is outstanding. In addition, no employee may purchase shares of our common stock under the 2020 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries.

Each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2020 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the 2020 ESPP, the purchase price will be determined by our board of directors or the committee for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors or the committee does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may at any time prior to the close of business on the fifteenth business day (or such other number of days as is determined by us) prior to the end of the offering period, and for any reason, permanently withdraw from participating in the offering and permanently withdraw the balance accumulated in the employee’s account. Partial withdrawals are not permitted. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be taken and the balance in the employee’s account will be paid to the employee.

We will be required to make equitable adjustments to the extent determined by our board of directors or a committee thereof to the number and class of securities available under the 2020 ESPP, the share limitations under the 2020 ESPP, and the purchase price for an offering period under the 2020 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event, as defined in the 2020 ESPP, our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2020 ESPP on such terms as our board of directors or committee thereof determines:

•	provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation);
•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the board of directors or committee thereof in such notice, which date will not be less than ten days preceding the effective date of the reorganization event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2020 ESPP minus (2) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2020 ESPP or any portion of the 2020 ESPP. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the

Code. Further, our board of directors may not make any amendment that would cause the 2020 ESPP to fail to comply with Section 423 of the Code. The 2020 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

CEO Pay Ratio

We are providing the following information about the relationship of the median annual total compensation of our employees (other than our Chief Executive Officer) and the annual total compensation of our Chief Executive Officer, Dr. McDonough, as outlined by the Dodd-Frank Wall Street and Consumer Protection Act and SEC rules.

We are required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. Our CACM selected included: (i) base salary or wages actually paid for salaried employees (or wages based on an annual work schedule for employees paid on an hourly basis) in 2024, (ii) the annual cash incentive amount earned for 2024, (iii) sign-on bonuses paid in 2024 pursuant to employee offer letters, (iv) the grant-date fair value for stock-based awards (calculated in accordance with requirements for the “Summary Compensation Table”), (v) matching contributions made by the company pursuant to our 401(k) plan in 2024, (vi) cellular phone allowances and (vii) employee wellness benefits. For salaried and hourly employees hired during 2024, we annualized the base salary or wages, the annual cash incentive amount earned for 2024, and the matching contributions made by the company pursuant to our 401(k) plan in 2024. We believe our CACM reasonably reflects the annual compensation of our employees. Our median employee was identified using the entire population of our employees as of December 31, 2024, excluding Dr. McDonough, which totaled 115 employees, all of whom are based in the United States.

Based on the CACM methodology described above, we identified the median employee and calculated the fiscal 2024 compensation for this selected employee in the same manner we determine the annual total compensation of our NEOs for purposes of the “Summary Compensation Table”. The median of the annual total compensation of all our employees was $218,104. Dr. McDonough’s fiscal 2024 annual total compensation as disclosed in the “Summary Compensation Table” was $1,808,274. As a result, our chief executive officer to median employee pay ratio for fiscal 2024 was 8:1.

This pay ratio is a reasonable estimate calculated by a method consistent with the SEC requirements, described above, based on our payroll and employment records. As a result of a variety of factors, including employee populations, potential differences in the components used for the CACM, compensation philosophies and certain assumptions, pay ratios reported by other companies may not be comparable to our pay ratio. The pay ratio is not utilized by our management or our compensation committee for compensation-related decisions.

Pay versus Performance

The following tables and related disclosures provide information about (i) the “total compensation” of our CEO, and our other named executive officers, or Non-CEO NEOs, as presented in the Summary Compensation Table on page 44 of this proxy statement, (ii) the “compensation actually paid” to our CEO and our Non-CEO NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the “compensation actually paid” to those financial performance measures.

This disclosure has been prepared in accordance with SEC rules and does not necessarily reflect value actually realized by the NEOs or how our talent committee evaluates compensation decisions in light of company or individual performance. For a discussion of how our talent committee seeks to align pay with performance when making compensation decisions, please review Compensation Discussion and Analysis beginning on page 33 of this proxy statement.

					Value of Initial Fixed $100 Investment Based on (3)
Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (1) (2)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($) (1)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($) (1)(2)	Total Shareholder Return	Nasdaq Biotechnology (NBI) Total Shareholder Return	Net Income (Loss)
2024	1,808,274	1,504,218	942,752	847,563	4	107	(131,782,503)
2023	2,315,263	1,315,854	1,144,751	1,014,523	7	109	(126,612,254)
2022	3,966,762	2,370,563	1,597,727	1,041,930	16	105	(136,639,466)
2021	5,885,495	(1,327,347)	1,836,454	(862,863)	29	118	(119,150,679)
2020	2,236,790	19,820,002	3,671,696	5,382,326	115	118	(80,523,002)

(1)

The CEO for 2024, 2023, 2022, 2021 and 2020 is Dr. Geoff McDonough. The Non-CEO NEOs for whom the average compensation is presented in this table for 2024 are Dr. Matthew Norkunas, Antoinette Paone, Dr. Phillip Samayoa and Dr. Matthew Stanton; for 2023 are Dr. Matthew Norkunas, Yalonda Howze, Dr. Douglas Kerr and Dr. Matthew Stanton; for 2022 and 2021 are Dr. Matthew Norkunas, Dr. Douglas Kerr, Dr. Matthew Stanton and Dr. Tracy Zimmermann; and for 2020 are Dr. Matthew Norkunas and Dr. Tracy Zimmermann.

(2)

The amounts shown as Compensation Actually Paid have been calculated in accordance with SEC rules and do not reflect compensation actually realized or received by our NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described below.

(3)

The peer group Total Shareholder Return utilizes the Nasdaq Biotechnology Index. Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in the company’s common stock on June 11, 2020 (the effective date of our Registration Statement on Form S-1 filed with the SEC in connection with our initial public offering).

	2024		2023		2022		2021		2020
Adjustments	CEO ($)	Non-CEO NEOs* ($)	CEO ($)	Non-CEO NEOs* ($)	CEO ($)	Non-CEO NEOs* ($)	CEO ($)	Non-CEO NEOs* ($)	CEO ($)	Non-CEO NEOs* ($)
Total Compensation from Summary Compensation Table	1,808,274	942,752	2,315,263	1,144,751	3,966,762	1,597,727	5,885,495	1,836,454	2,236,790	3,671,696
Adjustments for stock and option awards:
(Subtraction): Aggregate value for stock awards and option awards included in Summary Compensation Table for the covered fiscal year	(790,358)	(250,807)	(1,301,880)	(231,444)	(3,027,675)	(960,782)	(4,950,122)	(1,213,010)	(1,379,905)	(3,238,913)
Addition: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	418,016	132,650	682,293	221,241	1,525,800	484,183	936,844	228,821	4,937,828	4,230,537
Addition (Subtraction): Change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(184,462)	(63,599)	(517,955)	(178,515)	(427,413)	(192,681)	(2,155,228)	(1,512,235)	10,123,149	597,037
Addition: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—	—	—	468,057	148,537	—	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	252,748	86,567	138,133	58,490	(134,968)	(35,054)	(1,044,336)	(202,893)	3,902,140	121,969
Compensation Actually Paid (as calculated)	1,504,218	847,563	1,315,854	1,014,523	2,370,563	1,041,930	(1,327,347)	(862,863)	19,820,002	5,382,326

*Amounts presented are averages for the entire group of Non-CEO NEOs.

For the equity values included in the above tables, the valuation assumptions used to calculate fair values of stock options were materially different from those disclosed at the time of the grant of the stock options  due to the volatility of our stock prices. The assumptions used in determining fair value of the stock options that vested during 2024, 2023, 2022, 2021 and 2020, or that were outstanding as of December 31, 2024, 2023, 2022, 2021, and 2020 as applicable, are as follows:

Stock Options Vested During Year or Outstanding on December 31:
	2024	2023	2022	2021	2020
Risk-free interest rate	3.42% - 4.74%	3.46% - 4.90%	1.35% - 4.26%	0.50% - 1.35%	0.38% - 1.75%
Expected volatility	107.04% - 108.93%	99.6% - 109.2%	90.2% - 95.2%	74.6% - 91.1%	72.6% - 82.66%
Expected dividend yield	—	—	—	—	—
Expected term (in years)	5 - 6	5 - 6	5 - 6	5 - 6	6

Description of Relationship Between NEO Compensation Actually Paid and Company Total Shareholder Return, or TSR

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs and our TSR over the period from June 11, 2020 through fiscal year-end 2024.

Relationship Between NEO Compensation Actually Paid and Company TSR
Compensation Actually Paid
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
($5,000,000)
Total Shareholder Return (TSR)
$140
$120
$100
$80
$60
$40
$20
$0
$100
$115
$29
$16
$7
$4
FY2020
FY2021
FY2022
FY2023
FY2024
CEO Comp. Actually Paid
Non-CEO NEOs Comp. Actually Paid
Value of $100 Investment

As set forth and illustrated above, the Compensation Actually Paid for 2021, as calculated in accordance with the SEC Rules, appears negative as a result of significant decreases in fair value of stock options granted to our NEOs at the measurement dates required in the SEC rules as compared to the fair value of such stock options at the grant date. In the period covered by this disclosure, our stock price has been volatile and valuations have varied greatly throughout each year. Our net income (loss) has no correlation to our compensation actually paid.

As a preclinical company that has only generated revenue from our collaboration with Moderna, we do not consider net income (loss) or stockholder return as factors when establishing or benchmarking our executive compensation. For a discussion of our performance metrics and compensation philosophy, see “Compensation Discussion and Analysis” above.

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Consistent with the preference expressed by our stockholders at our 2022 annual meeting of stockholders, we have determined to hold an advisory vote on executive compensation annually.

Our executive compensations programs are designed to attract, motivate and retain qualified executive talent to support our mission, vision, and business objectives. These programs embody a pay-for-performance philosophy and reward named executive officers for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executive officers with those of our stockholders. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success. At the same time, we believe our program does not encourage excessive risk-taking by management.

The “Executive Compensation” section of this proxy statement, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the talent committee and the board of directors with respect to the year ended December 31, 2024.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by the company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our talent committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal No. 3.

PROPOSAL 4—ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT WITHOUT A PROPORTIONATE REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

On April 3, 2025, our board of directors unanimously approved and declared advisable an amendment, (attached as Appendix A to this proxy statement, the Reverse Split Charter Amendment) to our restated certificate of incorporation to effect a reverse stock split of our issued shares of common stock at a ratio within the range of not less than 1-for-10 and not greater than 1-for-30, or the Ratio Range, without reducing the authorized number of shares of our common stock, or the Reverse Split, with the exact ratio within such range and the implementation and timing of such Reverse Split, to be determined at the sole discretion of our board of directors. This Proposal 4 is not contingent on the approval of any other proposal to be considered at the Annual Meeting. As further described below, if this proposal is adopted and approved by our stockholders and our board of directors determines that the Reverse Split would be in the best interests of our company and its stockholders, our board of directors may determine to effect the Reverse Split at any time prior to the one-year anniversary of the date on which the Reverse Split is adopted and approved by our stockholders at the Annual Meeting by a ratio of not less than 1-for-10 and not greater than 1-for-30, and may determine to effect such Reverse Split promptly after the Annual Meeting if such stockholder approval is received. As set forth in Appendix A, by adoption and approval of this Proposal 4, the stockholders will be deemed to have adopted and approved a separate amendment to effect the Reverse Split at each of the ratios between and including 1-for-10 and 1-for-30.

Notwithstanding the foregoing, no such amendment or any Reverse Split will occur until the Reverse Split Charter Amendment is filed with the Secretary of State of the State of Delaware and becomes effective. If this Proposal 4 is adopted and approved by our stockholders and the board of directors decides to proceed with the Reverse Split, the exact timing of the filing of the Reverse Split Charter Amendment and the Reverse Split will be determined by our board of directors in its sole discretion based on its evaluation as to when such action will be the most advantageous to us and our stockholders, as discussed below. The board of directors will also determine the exact Reverse Split ratio within the Ratio Range, which ratio will be included in a public announcement made prior to the effectiveness of the Reverse Split Charter Amendment. Any amendment to effect the Reverse Split at the other ratios within the Ratio Range adopted and approved by the board of directors and stockholders will be abandoned. We may effect only one reverse stock split in connection with this proposal. We believe enabling the board of directors to fix the specific ratio will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits to us and our stockholders. Upon the effectiveness of the Reverse Split Charter Amendment effecting the Reverse Split, or the Split Effective Time, the issued shares of our common stock immediately prior to the Split Effective Time will be reclassified into a smaller number of shares of common stock within the Ratio Range, such that a holder of our common stock will own one share of our common stock for the specified number of shares of common stock held by that stockholder immediately prior to the Split Effective Time, which number will be determined by the board of directors within the Ratio Range in its sole discretion.

Because the Reverse Split will decrease the number of outstanding shares of our common stock by a ratio of not less than 1-for-10 and not greater than 1-for-30 but would not effect a decrease in the number of authorized shares of our common stock, the Reverse Split Charter Amendment would result in a relative increase in the number of authorized and issued shares of our common stock.

The primary purpose for effecting the Reverse Split is to increase the per-share market price of our common stock so as to:

●	maintain the listing of our common stock on Nasdaq (as defined below) and avoid delisting of our common stock from Nasdaq in the future on the basis of the Bid Price Rule (as defined below);
●	increase the acceptability of our common stock to long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices;

●	make our common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin; and/or
●	make our common stock more attractive for investors who may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

In evaluating whether to seek stockholder approval for the Reverse Split, our board of directors also considered potential negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; the costs associated with implementing a reverse stock split; and in our case, the possibility that the Reverse Split may not allow us to demonstrate the ten consecutive days of compliance with Nasdaq’s Bid Price Rule prior to the expiration of the current August 25, 2025 deadline to be in compliance. In approving and recommending the Reverse Split, our board of directors determined that any potential negative factors are outweighed by the potential benefits of the Reverse Split.

Reasons for the Reverse Split

Our board of directors approved the Reverse Split Proposal because it believes that:

●	seeking stockholder approval and adoption of the Reverse Split Charter Amendment to effect the Reverse Split at the discretion of the board of directors is advisable and in the best interests of our company and our stockholders;
●	effecting the Reverse Split may avoid a delisting of our common stock from Nasdaq, which would prevent our common stock from trading on the OTC Markets or another quotation medium and potentially improve the marketability and liquidity of our common stock;
●	an investment in our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients and investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks;
●	analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks and most investment funds are reluctant to invest in lower priced stocks; and
●	a higher stock price may help generate investor interest in us and help us attract and retain employees.

If the Reverse Split successfully increases the per share price of our common stock, the board of directors believes this increase may increase trading volume in our common stock and facilitate future financings by our company.

Nasdaq Requirements for Continued Listing

Our board of directors is seeking authority to effect the Reverse Split with the primary intent of increasing the market price of our common stock to meet the price criteria for continued listing on Nasdaq. Our common stock is listed on the Nasdaq Global Select Market under the symbol “GBIO.” On February 24, 2025, we received written notification, or the Notice, from the Listing Qualifications Department, or the Staff, of the Nasdaq Stock Market LLC, or Nasdaq, that, because the closing  bid price for our common stock had fallen below $1.00 per share for 30 consecutive business days, we no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Global Select Market, pursuant to Nasdaq Listing Rule 5450(a)(1), or the Bid Price Rule.

The Notice had no immediate effect on the listing of our common stock on the Nasdaq Global Select Market, which will continue to be listed and trade on Nasdaq subject to our continued compliance with other listing requirements.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have an initial period of 180 calendar days, or until August 25, 2025, or the Compliance Date, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to the Compliance Date, at which time the Staff will provide written notification to us that we comply with the Bid Price Rule, unless the Staff exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If we do not regain compliance by the Compliance Date, we may be eligible for an additional 180 calendar day grace period. To qualify, we would be required to transfer the listing of our common stock to the Nasdaq Capital Market, provided that we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, with the exception of the Bid Price Rule. To effect such a transfer, among other things, we would also need to pay an application fee to Nasdaq and provide written notice to the Staff of our intention to cure the deficiency during the additional compliance period by effecting a reverse stock split, if necessary.

However, if it appears to the Staff that we will not be able to regain compliance with the Bid Price Rule during the additional compliance period, or if we do not meet the other listing standards, the Staff could provide written notice that our common stock will be subject to delisting. Upon receipt of such notice, under Nasdaq rules, we may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel, or the Panel. We would expect our common stock would remain listed pending the Panel’s decision. However, there can be no assurance that, if we do appeal the delisting determination by the Staff to the Panel, such appeal would be successful.

In the event we are delisted from Nasdaq, our shares may commence trading on the OTC Markets or another quotation medium. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. Further, a delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through additional financing, or use our shares for business development or other corporate initiatives, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

We believe that effecting the Reverse Split will help us avoid delisting from Nasdaq and any resulting consequences. Accordingly, we believe that the Reverse Split is our best proactive option for complying with the Bid Price Rule for continued listing on the Nasdaq Global Select Market. A decrease in the number of outstanding shares of our common stock resulting from the Reverse Split should, absent other factors, assist in ensuring that the per share market price of our common stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would comply with the Bid Price Rule of the Nasdaq Global Select Market following the Reverse Split.

Potential Increased Investor Interest

On April 4, 2025, the closing price of a share of our common stock on the Nasdaq Global Select Market was $0.38 per share. We believe that the low per-share market price of our common stock impairs our marketability to, and acceptance by, institutional investors and other members of the investing community and creates a negative impression of our company. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors are reluctant to recommend lower priced securities to their clients or have internal policies and practices that prohibit them from investing in low-priced stocks. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our board of directors believes that most investment funds are reluctant to invest in lower priced stocks. The higher share price that may result from the Reverse Split could enable investors and brokerage firms with such policies and practices to invest in our common stock. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

Criteria the Board of Directors May Use to Determine to Implement the Reverse Split

If our stockholders adopt and approve the Reverse Split Proposal, our board of directors will be authorized to proceed with the Reverse Split. The exact ratio of the Reverse Split, within the range of 1-for-10 to 1-for-30, would be determined by our board of directors in its sole discretion and publicly announced by us prior to the effective time of the Reverse Split. In determining whether to proceed with the Reverse Split and setting the appropriate ratio for the Reverse Split, if any, our board of directors may consider, among other things, factors such as:

●	Nasdaq’s minimum price per share requirements and its other listing requirements such as requirements relating to the minimum number of holders;
●	the historical market prices and trading volume of our common stock;
●	the number of shares of our common stock outstanding prior to and after the Reverse Split;
●	the then-prevailing and expected market prices and trading volume of our common stock and the anticipated or actual impact of the Reverse Split (including the reduction in the number of outstanding shares) on the market prices and trading volume for our common stock;
●	the number of authorized but unissued shares of our common stock that would result from the Reverse Split;
●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
●	business developments affecting us; and
●	prevailing general market and economic conditions.

Certain Risks Associated with the Reverse Split

There are risks associated with the Reverse Split, including that the Reverse Split may not result in an increase in the per share price of our common stock following the Reverse Split or in the future. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing, or that we will otherwise meet the requirements of Nasdaq for inclusion for trading on Nasdaq;
●	the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split;
●	the Reverse Split will result in a per share price that will attract brokers and investors;
●	the Reverse Split will result in a per share price that will increase our ability to attract and retain employees; or
●	the market price of our common stock will not decrease in the future.

The market price of our common stock will also be based on the performance of our company and other factors detailed from time to time in the reports we filed with the SEC, some of which may be out of our control, including general economic, market and industry conditions. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Furthermore, the liquidity of our common stock may be negatively impacted by the Reverse Split, given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the per-share market price does not increase as a result of the Reverse Split. For instance, if the Reverse Split is implemented, it may result in some stockholders owning “odd lots” (less than 100 shares) of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares. If we effect the Reverse Split, the resulting per-share price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve. Accordingly, the Reverse Split may not achieve the desired result of increasing marketability of our common stock as described above under “Reasons for the Reverse Split.”

You should also keep in mind that implementation of the Reverse Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Principal Effects of the Reverse Split

If our stockholders adopt and approve the Reverse Split Proposal and our board of directors elects to implement the Reverse Split, depending on the ratio for the Reverse Split determined by our board of directors, a minimum of every 10 and a maximum of every 30 shares of issued common stock will be combined and reclassified into one new share of common stock.

If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock that are issued and outstanding. The actual number of shares of common stock issued and outstanding after giving effect to the Reverse Split, if implemented, will depend on the ratio for the Reverse Split that is ultimately determined by our board of directors. The Reverse Split will not reduce the authorized number of shares of our capital stock. Although the number of authorized shares of our capital stock will not change as a result of the Reverse Split, the number of shares of our common stock issued and outstanding will be reduced by the ratio for the Reverse Split that is ultimately determined by our board of directors. Thus, the Reverse Split will effectively increase the number of authorized but unissued shares of our common stock for further issuance by the amount of the reduction effected by the Reverse Split.

As of April 4, 2025, there were no shares of common stock held by us in treasury, and therefore the Reverse Split is not expected to have any effect on treasury shares. The Reverse Split will not change the terms of our common stock. The Reverse Split will have no effect on the number of shares of preferred stock that we are authorized to issue. After the Reverse Split, the shares of common stock and preferred stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock and preferred stock, respectively, now authorized. The Reverse Split will not change the par value of the common stock or the preferred stock.

Except with respect to the treatment of fractional shares, the Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in our company, except that, as described below under “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Split will receive cash in lieu of such fractional share. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Split Proposal, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Split as all other outstanding shares of our common stock and securities exercisable for our common stock.

After the Split Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP, number, which is a number used to identify our equity securities. The Reverse Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. After the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Assuming Reverse Split ratios of 1-for-10, 1-for-20 and 1-for-30, which reflect the low, middle and high end of the range that our stockholders are being asked to adopt and approve, the following table sets forth (i) the number of shares of our common stock that would be authorized, (ii) the number of shares of our common stock that would be issued and outstanding, (iii) the aggregate number of shares of our common stock that would be reserved for issuance upon exercise of outstanding options and RSUs under our equity incentive plans, (iv) the aggregate number of shares of our common stock that would be reserved and available for future issuance under our equity incentive plans and our employee stock purchase plan, and (v) the number of shares of our common stock that would be reserved for sale and issuance pursuant to our “at-the market” offering program. The table does not account for fractional shares for which stockholders will be entitled to receive cash in lieu thereof in the Reverse Split.

	Number of Shares Before Reverse Stock Split	Reverse Split Ratio of 1-for-10	Reverse Split Ratio of 1-for-20	Reverse Split Ratio of 1-for-30
Number of Shares of Common Stock Authorized	150,000,000	150,000,000	150,000,000	150,000,000
Number of Shares of Common Stock Issued and Outstanding	67,013,359	6,701,335	3,350,667	2,233,778
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options and RSUs Under Our Equity Incentive Plans	552,210	55,221	27,610	18,407
Number of Shares of Common Stock Reserved and Available for Future Issuance Under Our Equity Incentive Plans and Our Employee Stock Purchase Plan	2,690,906	269,090	134,545	89,696
Number of Shares of Common Stock Reserved for Issuance Pursuant to Our “At-the-Market” Offering Program	631,326,584	63,132,658	31,566,329	21,044,219

Reservation of Right to Abandon the Reverse Split Charter Amendment

Although we presently intend to effect the Reverse Split to regain compliance with the Bid Price Rule, notwithstanding stockholder adoption and approval of the Reverse Split, our board of directors will have discretion as to whether to effect the Reverse Split Proposal and reserves the right to abandon the Reverse Split Charter Amendment without any further action by our stockholders if at any time prior to the filing or effectiveness of the Reverse Split Charter Amendment, our board of directors determines, in its sole discretion, that the Reverse Split is no longer in the best interests of our company and our stockholders. If we do not file the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware by the one-year anniversary of the date on which the Reverse Split is adopted and approved by our stockholders at the Annual Meeting, our board of directors will be deemed to have abandoned the Reverse Split for each of the stockholder-approved ratios.

By voting in favor of the Reverse Split Charter Amendment, stockholders are also expressly authorizing our board of directors to determine not to proceed with, or abandon, the Reverse Split if it should so decide. Additionally, if our board of directors determines to effect the Reverse Split, the Reverse Split Charter Amendment setting forth the ratio approved by the board of directors will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Split at any of the other stockholder-approved ratios will be abandoned.

Authorized Shares of Common Stock

We are currently authorized under our Restated Certificate of Incorporation to issue up to a total of 155,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Reverse Split will not result in a reduction in the total number of shares of capital stock that we are authorized to issue. Stockholders will own fewer shares of common stock as a result of the Reverse Split. Because the Reverse Split will decrease the number of outstanding shares of common stock, the Reverse Split Charter Amendment will result in a relative increase in the number of authorized and unissued shares of our common stock.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

If our stockholders adopt and approve the Reverse Split Charter Amendment, and if our board of directors still believes that a reverse stock split is in the best interests of our company and elects to implement the Reverse Split (with the ratio to be determined in the discretion of our board of directors within the parameters described herein), we will file the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware at such time as our board of directors has determined to be appropriate and any amendment to effect the Reverse Split at any of the other stockholder-approved ratios will be abandoned; provided that in no event shall the filing of the Reverse Split Charter Amendment occur after the one-year anniversary of the date on which the Reverse Split is adopted and approved by our stockholders at the Annual Meeting. Our board of directors may delay effecting the Reverse Split without resoliciting stockholder adoption and approval thereof.

Our registered holders of common stock hold all of their shares electronically in book-entry form with our transfer agent, Computershare Trust Company, N.A. These stockholders are provided with a periodic statement reflecting the number of shares of common stock registered in their accounts. Stockholders who hold shares of our common stock electronically in book-entry form with our transfer agent will not need to take further action and any periodic statement provided to such stockholders after the Split Effective Time will reflect the appropriate number of whole shares of post-Reverse Split common stock resulting from the Reverse Split.

If our board of directors elects to implement the Reverse Split, then, for purposes of implementing the Reverse Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee or custodian in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, or other nominees or custodians will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, or other nominees or custodians may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, broker, or other nominee or custodian and who have any questions in this regard are encouraged to contact their bank, broker, or other nominee or custodian .

Fractional Shares

If our board of directors elects to implement the Reverse Split, fractional shares will not be issued. Stockholders of record who would otherwise hold fractional shares of our common stock as a result of the Reverse Split will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such stockholder will be entitled to receive a cash payment (without interest) equal to the fraction of a share of common stock to which such stockholder would otherwise be entitled multiplied by (i) the closing price per share of the common stock on the Nasdaq Global Select Market at the close of business on the trading day preceding the date of the Split Effective Time multiplied by (ii) the Reverse Stock Split Number (as defined in the Reverse Split Charter Amendment attached hereto as Appendix A).

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Split that are not timely claimed after the Split Effective Time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Split on Employee Plans, Options and RSUs

Pursuant to the various instruments governing our then-outstanding stock options and RSUs, in connection with the Reverse Split, our board of directors will reduce the number of shares of common stock issuable upon the exercise or vesting of such stock options and RSUs in proportion to the ratio of the Reverse Split and proportionately increase the exercise price of our outstanding stock options. In connection with such proportionate adjustments, the number of shares of common stock issuable upon exercise or vesting of outstanding stock options and RSUs will be rounded down to the nearest whole share, and the exercise prices of outstanding stock options will be rounded up to the nearest cent. In addition, as of the Split Effective Time, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

No Appraisal Rights

Stockholders do not have the right to dissent and obtain appraisal of, or payment for, such stockholder’s capital stock under the Delaware General Corporation Law, our restated certificate of incorporation or our bylaws in connection with the Reverse Split.

Anti-takeover Effects

An additional effect of the Reverse Split would be to increase the relative amount of authorized but unissued shares of our common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not intended for such purposes, the effect of the increase in available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other change in control transaction). Our board of directors is not presently aware of any attempt to acquire control of our company, and the Reverse Split Proposal is not part of any plan by our board of directors to recommend or implement a series of anti-takeover measures.

Accounting Matters

As of the Split Effective Time, the stated capital on our balance sheet attributable to our common stock would be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. In financial statements filed after the Split Effective Time, we would restate net income or loss per share and other share and per share amounts for periods ending before the Reverse Split to give retroactive effect to the Reverse Split. The per share net income or loss or net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Split to U.S. Holders (as defined below). This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:

●	Financial institutions;
●	Insurance companies;
●	Real estate investment trusts;
●	Regulated investment companies;
●	Grantor trusts;
●	Tax-exempt organizations;
●	Dealers or traders in securities, commodities or currencies;
●	Stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or
●	Stockholders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Split, whether or not they are in connection with the proposed Reverse Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed Reverse Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Split should equal the aggregate adjusted tax basis of the shares of our common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of our common stock for which the U.S. Holder receives cash). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Split should include the holding period in the shares of our common stock surrendered. U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

The board of directors recommends that stockholders vote for the adoption and approval of an amendment to our restated certificate of incorporation to effect a reverse stock split by voting “FOR” Proposal No. 4.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2023, we have engaged in the following transactions in which the amounts involved exceeded $120,000 and any of our directors, executive officers, or holders of more than 5% of our voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unrelated third parties.

Collaboration and License Agreement with Moderna

In March 2023, we entered into a collaboration and license agreement with Moderna to collaborate on three preclinical research programs relating to lipid nanoparticle delivery systems and nucleic acid payloads, with the company and Moderna obtaining certain rights to intellectual property used in and arising out of such research programs. In accordance with this agreement, we received an upfront payment of $40 million from Moderna, as well as an upfront payment of certain research costs. In addition, we are eligible to receive up to an aggregate of $1.8 billion in milestone payments upon the achievement of specified development, regulatory, commercial and sales milestone events.

We are entitled to receive tiered royalties ranging from high-single-digits to low-double-digits, and in the single digits on sales of certain products directed at certain targets specified under the collaboration and license agreement, in each case subject to reductions in specified circumstances. In addition, we are required to pay Moderna tiered royalties in the single digits on sales of certain products specified under the collaboration and license agreement, subject to reductions in specified circumstances. Any payments made in accordance with these arrangements are pursuant to the terms of the collaboration and license agreement and subject to specified exceptions.

In connection with our entry into the collaboration and license agreement, we also entered a share purchase agreement with Moderna pursuant to which we issued and sold 5,859,375 shares of our common stock to Moderna, for an aggregate purchase price of $36.0 million. As a result, Moderna became the beneficial owner of more than 5% of our voting securities.

Registration rights

We are a party to an investors’ rights agreement with certain holders of our common stock, including certain of our 5% stockholders and their affiliates and certain of our directors and officers. This investors’ rights agreement provides these stockholders the right to require us to register these shares under the Securities Act upon demand and in connection with any registration statement that we plan to file.

In addition, in connection with our entry into the share purchase agreement with Moderna described above, we have granted certain resale registration rights to Moderna with respect to the 5,859,375 shares of our common stock issued and sold to Moderna under the share purchase agreement, subject to certain restrictions.

Indemnification agreements

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Policies and procedures for related person transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction, where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our talent committee in the manner specified in the talent committee’s charter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of the Record Date by:

•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all of our executive officers and directors as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The column entitled “Percentage of shares beneficially owned” is based on a total of 67,013,359 shares of our common stock outstanding as of the Record Date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that an individual has a right to acquire within 60 days after the Record Date are considered outstanding and beneficially owned by the person holding such right for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner is c/o Generation Bio Co., 301 Binney Street, Cambridge, MA 02142.

	Number of shares	Percentage of shares
Name of beneficial owner	beneficially owned	beneficially owned (%)
5% Stockholders
Entities affiliated with Atlas Venture Life Science Advisors (1)	8,279,484	12.4%
Entities affiliated with T Rowe Price Associates (2)	9,351,590	14.0%
ModernaTX (3)	5,859,375	8.7%
Entities affiliated with Fidelity Investment (4)	4,626,045	6.9%
Entities affiliated with BlackRock (5)	3,415,998	5.1%

Named Executive Officers and Directors
Jason Rhodes (1) (6)	8,450,684	12.6%
Geoff McDonough, M.D. (7)	3,040,882	4.5%
Matthew Norkunas, M.D., M.B.A. (8)	273,461	*%
Antionette Paone, M.S., M.B.A. (9)	507,309	*%
Phillip Samayoa, Ph.D. (10)	459,039	*%
Matthew Stanton, Ph.D. (11)	641,080	*%
Dannielle Appelhans (12)	141,267	*%
Gustav Christensen (13)	302,622	*%
Ron Cooper (14)	143,700	*%
Jeffrey Jonas, M.D. (15)	213,661	*%
Donald Nicholson, Ph.D. (16)	384,776	*%
Anthony Quinn, M.B. Ch.B., Ph.D. (17)	543,323	*%
Charles Rowland (18)	748,418	1.1%
Catherine Stehman-Breen, M.D. (19)	218,723	*%
All current executive officers and directors as a group (14 persons) (20)	15,475,891	21.8%

*Less than one percent.

(1) Consists of 8,279,484 shares of common stock held by Atlas Venture Life Science Advisors, LLC, or Atlas, of which it has sole voting power and sole dispositive power as to 8,279,484 shares. Jason Rhodes is an affiliate of Atlas. The principal address for Atlas is 300 Technology Square, 8th Floor, Cambridge, MA 02139. The foregoing information is based solely on a Form 13G/A filed by Atlas with the SEC on February 9, 2024.

(2) Consists of (i) 9,351,590 shares of common stock held by T. Rowe Price Associates, Inc., or T. Rowe Price Associates, of which it has sole voting power as to 9,106,609 shares of common stock and sole dispositive power as to 9,351,590 shares of common stock, and (ii) 5,341,800 shares of common stock held by T. Rowe Price New Horizons Fund, Inc., or New Horizons Fund, of which it has sole voting power as to 5,341,800 shares of common stock and sole dispositive power as to none. The principal address of T. Rowe Price Associates and New Horizons Fund is 100 E. Pratt Street, Baltimore, MD 21201. The foregoing information is based solely upon a Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on November 14, 2024.

(3) Consists of 5,859,375 shares of common stock held by ModernaTx, Inc., or Moderna, of which it has sole voting power and sole dispositive power as to 5,859,375 shares of common stock. The principal address for Moderna is 200 Technology Square Cambridge, MA 02139.

(4) Consists of 4,626,045 shares of common stock held by FMR LLC, or FMR, of which it has sole voting power as to 4,619,336 shares of common stock and sole dispositive power as to 4,626,045 shares of common stock. The principal address of FMR is 245 Summer Street, Boston, Massachusetts 02210. The foregoing information is based solely upon a Schedule 13G/A filed with the SEC by FMR on February 12, 2025.

(5) Consists of 3,415,998 shares of common stock held by BlackRock, Inc., or BlackRock, of which it has sole voting power as to 3,355,299 shares of common stock and sole dispositive power as to 3,415,998 shares of common stock. The principal address for BlackRock is 55 East 52nd Street, New York, NY 10055. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock with the SEC on November 8, 2024.

(6) Includes 171,200 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date.

(7) Consists of (i) 1,345,938 shares of common stock held directly, (ii) 1,188,208 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date, (iii) 5,274 shares of common stock issuable upon the vesting of restricted stock units within 60 days of the Record Date, (iv) 226,462 shares of common stock held by the McDonough Family 2018 Irrevocable Trust, or the 2018 Trust, and (v) 275,000 shares of common stock held by the McDonough Family 2020 Irrevocable Trust, or the 2020 Trust. Dr. McDonough is the settlor of the 2018 Trust, Allison L. McDonough and David S. Grayzel are trustees for the 2018 Trust and the 2018 Trust is for the benefit of Graeme and Owen McDonough. Dr. McDonough is the settlor of the 2020 Trust, Allison L. McDonough and David S. Grayzel are trustees for the 2020 Trust and the 2020 Trust is for the benefit of Allison, Graeme and Owen McDonough. Dr. McDonough may be deemed to beneficially own the shares of common stock owned by the 2018 and 2020 Trusts.

(8) Consists of (i) 59,534 shares of common stock held directly and (ii) 213,927 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date.

(9) Consists of (i) 21,958 shares of common stock held directly, (ii) 483,759 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date, and (iii) 1,592 shares of common stock issuable upon the vesting of restricted stock units within 60 days of the Record Date.

(10) Consists of (i) 127,709 shares of common stock held directly, (ii) 330,183 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date, and (iii) 1,147 shares of common stock issuable upon the vesting of restricted stock units within 60 days of the Record Date.

(11) Consists of (i) 249,776 shares of common stock held directly and (ii) 391,304 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date.

(12) Consists of (i) 12,637 shares of common stock held directly, (ii) 7,363 shares of common stock held indirectly, and (iii) 121,267 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date.

(13) Consists of (i) 131,422 shares of common stock held directly and (ii) 171,200 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date.

(14) Consists of (i) 9,500 shares of common stock held directly and (ii) 134,200 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date.

(15) Consists of 213,661 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date.

(16) Consists of (i) 213,576 shares of common stock held directly and (ii) 171,200 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date.

(17) Consists of (i) 299,286 shares of common stock held directly, (ii) 72,837 shares of common stock held by the Quinn Family Irrevocable Trust of 2021, or the Quinn Family Trust (formerly the Spousal Lifetime Access Trust), and (iii) 171,200 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date. Dr. Quinn is the settlor of the Quinn Family Trust, M. Clare Quinn is the trustee for the Quinn Family Trust and the Quinn Family Trust is for the benefit of M. Clare Quinn, Emma, Richard, and Charles Quinn. Dr. Quinn may be deemed to beneficially own the shares of common stock owned by the Quinn Family Trust.

(18) Consists of (i) 534,757 shares of common stock held directly and (ii) 213,661 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date.

(19) Consists of (i) 47,523 shares of common stock held directly and (ii) 171,200 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date.

(20) Consists of (i) 2,778,124 shares of common stock held directly, (ii) 3,824,674 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date or will become exercisable within 60 days of such date, (iii) 11,947 shares of common stock issuable upon the vesting of restricted stock units within 60 days of the Record Date, (iv) 574,299 shares held in trust, (v) 7,363 held by spouse, and (vi) 8,278,484 shares held by a limited partnership.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 24, 2025. However, if the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Generation Bio Co., 301 Binney Street, Cambridge, MA 02142, Attention: Investor Relations.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the Record Date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals or nominations to be brought before the 2026 annual meeting of stockholders without inclusion in our proxy statement and proxy card, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 4, 2026 and no later than March 6, 2026. Stockholders are advised to review our amended and restated bylaws, which specify requirements as to form and content of a stockholders’ notice, including the information required by Rule 14a-19 under the Exchange Act, if applicable.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ Geoff McDonough, M.D.
Geoff McDonough, M.D.
President and Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GENERATION BIO CO.

Generation Bio Co., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.The name of the Corporation is Generation Bio Co. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 21, 2016, under the name Generation Bio Co.

2.This Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 8, 2023, was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and has been duly approved by the stockholders of the Corporation.

3.Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended to add the following:

“Effective upon the effectiveness of the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Effective Time”), a one for [_____]1 reverse stock split of the Common Stock shall become effective, pursuant to which each [_______]1 (the “Reverse Stock Split Number”) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified, changed and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, the exact ratio within the foregoing range to be determined by the board of directors prior to the Effective Time and publicly announced by the Corporation, without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares of Common Stock shall be issued to any holder in connection with the Reverse Stock Split and in lieu thereof, any stockholder who otherwise would be entitled to receive fractional shares of Common Stock (taking into account all shares of capital stock owned by such stockholder) shall be entitled to receive cash (without interest or deduction) equal to the fraction of one share of Common Stock to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock as reported on the Nasdaq Global Select Market at the close of business on the trading day immediately preceding the date of the Effective Time multiplied by the Reverse Stock Split Number.”

1 Shall be a number equal to or greater than 10 (ten) and equal to or less than 20 (twenty) and shall not include more than four decimal digits (it being understood that any number within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board of directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware with each such form of Certificate of Amendment (other than the Certificate of Amendment, if any, that is filed with the Secretary of State of the State of Delaware) to be abandoned immediately prior to the filing of the Certificate of Amendment).

4.This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective at 12:01 a.m., Eastern Time, on [   ], 2025.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and President on _____________, 2025.

GENERATION BIO CO.

Geoff McDonough, M.D.
President and Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V72049-P26337 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 01) Ron Cooper 02) Anthony Quinn, M.B. Ch.B., Ph.D. 03) Jason Rhodes Nominees: 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. 4. Adoption and approval of an amendment to our restated certificate of incorporation to effect a reverse stock split of our issued shares of common stock at a ratio within the range of not less than 1-for-10 and not greater than 1-for-30, without reducing the authorized number of shares of our common stock, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our board of directors, without further approval or authorization of our stockholders. 1. Election of three Class II directors to our board of directors, each to serve until the 2028 Annual Meeting of Stockholders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. GENERATION BIO CO. The board of directors recommends voting "FOR" the following proposals: NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. SCAN TO GENERATION BIO CO. VIEW MATERIALS & VOTEw 301 BINNEY STREET CAMBRIDGE, MA 02142 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GBIO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V72050-P26337 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. GENERATION BIO CO. Annual Meeting of Stockholders June 4, 2025 9:00 AM, ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Geoff McDonough, M.D., Kevin Conway and Yalonda Howze, J.D., or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GENERATION BIO CO. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, ET on June 4, 2025, virtually at www.virtualshareholdermeeting.com/GBIO2025, and any continuation, adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies of the undersigned are authorized to vote upon any and all other business as may properly be brought before the Annual Meeting or any continuation, adjournment or postponement thereof. Continued and to be signed on reverse side